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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Papa John's International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Notice of Annual Meeting and Proxy Statement	March , 2014

To our Stockholders:

The Annual Meeting of Stockholders of Papa John's International, Inc. will be held on Tuesday, April 29, 2014 at 11:00 a.m. local time at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky, to consider and vote on the:

  1.
  Election of the two directors nominated by the Board of Directors named in the attached Proxy Statement;

  2.
  Ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 2014;

  3.
  Advisory approval of the Company's executive compensation;

  4.
  Amendment to the Company's Certificate of Incorporation to declassify the Board of Directors;

  5.
  Amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of common stock; and

  6.
  Such other business as may properly come before the meeting or any adjournment or postponement thereof.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 7, 2014, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting. Following the formal items of business to be brought before the meeting, we will discuss our 2013 results and answer your questions. Please join us after the meeting for a slice of Papa John's pizza!

Thank you for your continued support of Papa John's. We look forward to seeing you on April 29.

By Order of the Board of Directors,

John H. Schnatter Founder, Chairman and Chief Executive Officer

YOU CAN VOTE IN ONE OF FOUR WAYS:

(1)
Visit the Web site noted on your proxy card to vote via the Internet;

(2)
Use the toll-free telephone number on your proxy card to vote by telephone;

(3)
Sign, date and return your proxy card in the enclosed envelope to vote by mail; or

(4)
Attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 29, 2014—this Proxy Statement and the Papa John's 2013 Annual Report are available at www.papajohns.com/investor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	3
Who is entitled to vote at the Annual Meeting?	3
What are my voting rights?	3
How many shares must be present to hold the Annual Meeting?	3
What is the difference between a stockholder of record and a "street name" holder?	3
How can I submit my proxy?	4
How do I vote if I hold shares in the Papa John's International, Inc. 401(k) Plan?	4
What does it mean if I receive more than one set of proxy materials?	4
Can I vote my shares in person at the Annual Meeting?	4
How does the Board recommend that I vote?	5
What if I do not specify how I want my shares voted?	5
Can I change my vote after submitting my proxy?	5
What vote is required to approve each item of business included in the Notice of Annual Meeting?	5
What is householding?	6
Who pays for the cost of proxy preparation and solicitation?	6
CORPORATE GOVERNANCE	6
Majority Voting Standard for Director Elections	7
Code of Ethics and Business Conduct	7
Director Independence	7
Board Leadership Structure and Risk Management	8
Lead Independent Director	9
Meetings of the Board of Directors	9
Committees of the Board of Directors	9
Communications with the Board	11
Nominations for Directors	11
ITEM 1, ELECTION OF DIRECTORS	12
NOMINEES FOR ELECTION TO THE BOARD: TERM EXPIRING IN 2017	13
DIRECTORS CONTINUING IN OFFICE	13
EXECUTIVE COMPENSATION/COMPENSATION DISCUSSION AND ANALYSIS	15
Summary Compensation Table	25
Grants of Plan-Based Awards	27
Outstanding Equity Awards at Fiscal Year-End	28
Option Exercises and Stock Vested	29
Nonqualified Deferred Compensation	29
Change in Control and Termination Payments	30
Director Compensation	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
Compensation Committee Interlocks and Insider Participation	34
Approval of Related Person Transactions	34
Transactions with Related Persons	35
AUDIT COMMITTEE REPORT	36
ITEM 2, RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS	37
ITEM 3, ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION	38
ITEM 4, APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS	39
ITEM 5, APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	39
OTHER BUSINESS	41
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	41
STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING	41

PAPA JOHN'S INTERNATIONAL, INC.
P.O. Box 99900
Louisville, Kentucky 40269-0900

PROXY STATEMENT

The Board of Directors (the "Board") of Papa John's International, Inc. (the "Company") is soliciting proxies for use at the Annual Meeting of Stockholders to be held on April 29, 2014 at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky, and at any adjournment or postponement of the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March     , 2014.

At the Annual Meeting, stockholders will be asked to vote on the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of two directors to the Board of Directors; ratification of the selection of the Company's independent auditors for 2014; an advisory approval of the Company's executive compensation; a proposal to amend our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to declassify our Board of Directors; and a proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 7, 2014 (except as noted otherwise), with respect to the beneficial ownership of common stock by (i) each of the named executive officers identified in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Common Stock Outstanding
John H. Schnatter P.O. Box 991339 Louisville, Kentucky 40269	[11,330,135	](3)%
Norborne P. Cole, Jr.	[79,362	]	*
Christopher L. Coleman	[5,961	]	*
Philip Guarascio	[60,912	]	*
Olivia F. Kirtley	[177,150	](4)	*
Timothy C. O'Hern	[40,423	](5)	*
Steve M. Ritchie	[40,521	]	*
Mark S. Shapiro	[31,798	]	*
W. Kent Taylor	[21,938	]	*
Anthony N. Thompson	[133,604	](6)	*
Lance F. Tucker	[40,371	](7)	*
All directors and current executive officers as a group (12 persons, including those named above)		(8)%

*
Represents less than one percent of class.

Other 5% Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding
FMR LLC(9) 245 Summer Street Boston, Massachusetts 02210	3,219,633	7.5%
BlackRock, Inc.(10) 40 East 52nd Street New York, NY 10022	3,015,299	7.0%
Neuberger Berman Group LLC(11) 605 Third Avenue New York, NY 10158	2,457,545	5.7%

(1)
Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to their shares and such shares are not subject to any pledge.

(2)
Includes the following shares subject to options exercisable within 60 days after March 7, 2014, and time-based restricted stock over which the named persons have sole voting power.

Name	Options exercisable within 60 days	Restricted Stock	Name	Options exercisable within 60 days	Restricted Stock
John H. Schnatter		28,636	Steve M. Ritchie		10,279
Norborne P. Cole, Jr		5,444	Mark S. Shapiro		3,748
Christopher L. Coleman		3,016	W. Kent Taylor		4,618
Philip Guarascio		3,748	Anthony N. Thompson		17,697
Olivia F. Kirtley		3,748	Lance F. Tucker		10,657
Timothy C. O'Hern		6,644
(3)
Includes 154,000 shares held in a 501(c)(3) charitable foundation of which Mr. Schnatter has both voting and investment power, and 31,194 shares owned by Mr. Schnatter's spouse.

(4)
Ms. Kirtley also holds units deemed invested in 61,786 shares of common stock through a deferred compensation plan provided by the Company, 44,470 of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported, and 17,316 of which are not included in the shares reported.

(5)
Includes       shares owned by Mr. O'Hern's spouse of which       are options exercisable within 60 days after March 7, 2014, 430 are restricted stock and 230 are held in the 401k Plan. Mr. O'Hern also holds units deemed invested in 1,195 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(6)
Mr. Anthony Thompson also holds units deemed invested in 5,848 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(7)
Mr. Lance Tucker also holds units deemed invested in 3,336 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(8)
Includes                  shares subject to options exercisable within 60 days, 101,153 shares of unvested restricted stock and 44,470 shares which may be acquired within 60 days of termination of service under the deferred compensation plan, held by all directors and executive officers. Holders of units deemed invested in common stock under the deferred compensation plan have no voting or investment power over any of these units.

(9)
All information regarding FMR LLC and its affiliates is based on an amendment to Schedule 13G filed with the SEC on January 10, 2014, by FMR LLC and Edward C. Johnson 3d. As of December 31, 2013, FMR LLC and Edward C. Johnson 3d each had sole dispositive power over all of the shares indicated, and sole power to vote 796,648 shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,269,015 of the shares indicated. Fidelity SelectCo, LLC, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 126,770 of the shares indicated. Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 14,600 of the shares indicated. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, is the beneficial owner of 752,648 shares. FIL Limited, a qualified institution under Rule 13d-1(b)(1)(ii), is the beneficial owner of 31,600 of the shares indicated.

(10)
All information regarding BlackRock, Inc. and its affiliates is based on an amendment to Schedule 13G filed with the SEC on January 30, 2014 by BlackRock, Inc. BlackRock has sole power to vote 2,916,241 shares and has sole dispositive power over all shares indicated above.

(11)
All information regarding Neuberger Berman Group LLC and its affiliates is based on a Schedule 13G filed with the SEC on February 13, 2014 by Neuberger Berman Group LLC, Neuberger Berman LLC and Neuberger Berman Management LLC. Of the shares indicated, each of Neuberger Berman Group LLC and Neuberger Berman LLC have shared voting power over 2,452,945 shares and shared dispositive power of all shares. Neuberger Berman Management LLC has shared voting and dispositive power over 2,247,845 shares.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the Annual Meeting?

The Board has set March 7, 2014, as the record date ("Record Date") for the Annual Meeting. If you were a stockholder of record at the close of business on the Record Date, you are entitled to vote at the meeting. As of the Record Date, [               ] shares of common stock, representing all of our voting stock, were issued and outstanding and eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights.

How many shares must be present to hold the Annual Meeting?

In accordance with the Company's amended and restated bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

  •
  you are present and vote in person at the meeting; or

  •
  you have properly and timely submitted your proxy as described below under "How can I submit my proxy?"

Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item.

What is the difference between a stockholder of record and a "street name" holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank, trust or other nominee, then you are considered the beneficial owner of those shares. In that case, your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under "How can I submit my proxy?"

 How can I submit my proxy?

You can designate a proxy to vote stock you own. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Two Company officers, S. Caroline Oyler and Clara M. Passafiume, have been designated as proxies for the Company's 2014 Annual Meeting of Stockholders.

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting in any of the following ways:

  •
  electronically, using the Internet;

  •
  over the telephone by calling a toll-free number; or

  •
  by completing, signing and mailing the enclosed proxy card.

The Internet and telephone voting procedures have been set up for your convenience. These procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce the Company's mailing and handling expenses. If you are a stockholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper proxy card, please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.

How do I vote if I hold shares in the Papa John's International, Inc. 401(k) Plan?

If you hold shares of the Company's common stock in the Papa John's International, Inc. 401(k) Plan, please refer to the voting instructions provided by the plan's trustee. Your voting instructions must be received by the plan trustee at least three days prior to the Annual Meeting in order to be counted. If you do not timely direct the plan trustee how to vote, the trustee will vote your shares in the same proportion as those shares for which the trustee received direction.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the Annual Meeting. If you submit your vote by proxy and later decide to vote in person at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain and bring to the Annual Meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Annual Meeting.

If you are a participant in the Company's 401(k) Plan, you may submit voting instructions as described above, but you may not vote your shares held in the Company's 401(k) Plan in person at the Annual Meeting.

 How does the Board recommend that I vote?

The Board of Directors recommends a vote:

  •
  FOR each of the nominees for director;

  •
  FOR the ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 28, 2014;

  •
  FOR the advisory approval of the Company's executive compensation;

  •
  FOR the approval of the amendment to the Certificate of Incorporation to declassify the Board of Directors; and

  •
  FOR the approval of the amendment to the Certificate of Incorporation to increase the total number of authorized shares of common stock.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular item, your shares will be voted by the proxies in accordance with the Board's recommendations.

If you are a street name holder and hold your shares with a broker, and do not instruct your broker as to how to vote, your shares may be voted by your broker in its discretion on the proposal to ratify the independent auditors. As described below, your broker does not have discretion to vote your uninstructed shares on the remaining proposals.

Your vote is important. The Company urges you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.

 Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

  •
  by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;

  •
  by submitting a later-dated proxy to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting;

  •
  by sending a written notice of revocation to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting; or

  •
  by voting in person at the Annual Meeting.

If you are a street name holder, you may change your vote only if you comply with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.

If you are a participant in the Company's 401(k) Plan, you may change your vote only if you comply with the procedures contained in the voting instructions provided by the plan's trustee.

What vote is required to approve each item of business included in the Notice of Annual Meeting?

A majority of votes cast at the meeting is required to elect directors. A majority of the votes cast means that the number of shares voted "FOR" a director must exceed the number of votes cast "AGAINST" that director (with abstentions and broker non-votes not counted as a vote cast with respect to that director) in order for the director to be elected. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the selection of our independent auditors, and for the advisory approval of the Company's executive compensation. The affirmative vote of not less than 75% of all outstanding shares entitled to vote generally in the election of directors is required to adopt and approve the amendment of the Certificate of Incorporation to declassify the Board of Directors and provide for an annual election of directors. Finally, the affirmative vote of a majority of the shares entitled to vote on the matter is required to approve the amendment to the Certificate of Incorporation to increase the total number of authorized shares of common stock. In determining whether these proposals have received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal.

If your shares are held by a broker, bank, trust or other nominee, that entity will ask you how you want your shares to be voted. If you give instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditors, the broker, bank, trust or other nominee may vote your shares in its discretion. For all other proposals, the broker, bank, trust or other nominee may not vote your shares at all.

What is householding?

The Securities and Exchange Commission (the "SEC") has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Brokers household our proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact the bank, broker or nominee directly or contact us at P. O. Box 99900, Louisville, Kentucky 40269-0900, Attention: Corporate Secretary or via telephone at (502) 261-7272. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered.

Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by the Board of Directors of the Company. This Proxy Statement is being mailed to the stockholders on or about March     , 2014 concurrently with the mailing of the Company's 2013 Annual Report to Stockholders. We have also retained the firm of Georgeson, Inc. to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $6,500, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. The Company is soliciting proxies primarily by mail. In addition, the Company's directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. The Company's directors, officers and regular employees will receive no additional compensation for these services other than their regular compensation.

CORPORATE GOVERNANCE

Principles of corporate governance that guide the Company are set forth in the Company's Board of Director committee charters, the Company's Corporate Governance Guidelines and the Company's Code of Ethics and Business Conduct, all of which are available on our website at www.papajohns.com by first clicking "Investor Relations" and then "Corporate Governance." (The information on the Company's website is not part of this Proxy Statement and is not soliciting material.) The principles set forth in those governance documents were adopted by the Board to ensure that the Board is independent from management, that the Board adequately oversees management, and to help ensure that the interests of the Board and management align with the interests of the stockholders. The Board annually reviews its corporate governance documents.

Majority Voting Standard for Director Elections

Our amended and restated bylaws provide for a majority voting standard for uncontested director elections and a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. Under the majority voting standard, a majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes represented in person or by proxy and entitled to vote on the election of directors. In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director's nomination, to submit an irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee's recommendation and publicly disclose its decision and the rationale behind the decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board's decision.

Code of Ethics and Business Conduct

The Company's Code of Ethics and Business Conduct, which is the Company's code of ethics applicable to all directors, officers and employees worldwide, embodies the Company's global principles and practices relating to the ethical conduct of the Company's business and its longstanding commitment to honesty, fair dealing and full compliance with all laws affecting the Company's business.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company's Code of Ethics and Business Conduct relating, among other things, to:

  •
  violations of the federal securities laws;

  •
  fraud or weakness in the Company's accounting, audit or internal controls, financial statements and records; or

  •
  misconduct by any member of the Company's senior management.

Any employee, stockholder, or interested party may contact the Company's Senior Vice President, Legal Affairs, or submit a confidential, anonymous report by following procedures established by the Company, approved by the Corporate Governance and Nominating Committee of the Company's Board of Directors and communicated to team members from time to time. Any employee, stockholder or interested party may also learn about these procedures for reporting issues and concerns by visiting our website at www.papajohns.com, by first clicking "Investor Relations" and then "Corporate Governance."

Director Independence

The Board of Directors has determined that the following six of the Company's seven current directors are "independent" as defined by applicable law and NASDAQ listing standards: Ms. Olivia F. Kirtley and Messrs. Norborne P. Cole, Jr., Christopher L. Coleman, Philip Guarascio, Mark S. Shapiro, and W. Kent Taylor. Each of our Audit, Compensation, and Corporate Governance and Nominating committees is comprised only of independent directors, as identified below under the heading "Committees of the Board of Directors."

Based on such standards, John H. Schnatter is not independent because he is an executive officer of the Company.

Ms. Kirtley, Chairman of the Audit Committee and a member of the Compensation Committee, is a member of the board of directors of U.S. Bancorp. We have a banking relationship with U.S. Bancorp that predates Ms. Kirtley's appointment to the U.S. Bancorp board of directors. Ms. Kirtley is also a member of the board of directors of Delta Dental. Based on a comprehensive request for proposal in 2009, the Company chose Delta Dental as its dental insurance carrier. The Board reviewed these relationships and determined that they do not impact Ms. Kirtley's independence.

 Board Leadership Structure and Risk Management

Our Board of Directors is committed to the highest standards of corporate governance. As stated in our Corporate Governance Guidelines, our Board has determined that it is in the best interests of the Company and our stockholders for both the positions of Chairman of the Board and Chief Executive Officer to be held by our Founder, John Schnatter, at this time. If circumstances change in the future, the Board may determine that these positions should be separated. This policy allows the Board to evaluate regularly whether the Company is best served at any particular time by having the Founder and Chief Executive Officer or another director hold the position of Chairman. Our Board considers this issue carefully in light of the structure the Board believes will be in the best interest of the Company and our stockholders. The positions are currently combined, but were separate during the years of 2005 through 2008.

The Board of Directors believes that Mr. Schnatter is best suited to serve as Chairman because, as our Founder, he is the director most familiar with our business, industry and our franchise system, and can lead the Board in identifying and prioritizing our strategies and initiatives. The combined role facilitates communication between the Board and management and facilitates development and implementation of our Board approved corporate strategy. We believe this current leadership structure is effective. Our non-management directors and management have different perspectives and roles in business and strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. Schnatter offers specific Company and industry experience and expertise.

Under our Corporate Governance Guidelines, our independent directors elect a lead independent director. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent lead director having the duties described below, is in the best interests of stockholders at this time because it provides the appropriate balance between strategy development and independent oversight of management.

Our Board has three standing committees—Audit, Compensation, and Corporate Governance and Nominating. Each of the Board committees is comprised solely of independent directors, with each of the three committees having a separate chair. See "Committees of the Board of Directors" below for a description of each of these Board committees and its members. The key responsibilities of the Board include developing the strategic direction for the Company and providing oversight for the execution of that strategy by management. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's financial, strategic and operational issues, as well as the risks associated with each. At the committee level, risks are reviewed and addressed as follows:

  •
  The Audit Committee oversees management of financial risks and the Company's Enterprise Risk Management program, reporting on such matters to the full Board. The Audit Committee's agendas include discussions of individual risk areas throughout the year, and through its oversight of Enterprise Risk Management, the Audit Committee monitors management's responsibility to identify, assess, manage and mitigate risks. Our Enterprise Risk Management program, with oversight of the Audit Committee and a management level Enterprise Risk Management team, helps establish a culture of managing risk and coordination of risk management between our executive team and the Board.

  •
  The Compensation Committee is responsible for overseeing the management of risks relating to the Company's compensation plans and arrangements. The Compensation Committee reviews our compensation policies and practices to determine whether they subject us to unnecessary or excessive risk. As a result of that evaluation, the Compensation Committee concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.

  •
  The Corporate Governance and Nominating Committee manages risks associated with potential conflicts of interest and reviews governance and compliance issues with a view to managing associated risks, including oversight of our compliance program with respect to our Code of Ethics and Business Conduct.

While each committee is responsible for evaluating and overseeing the management of such risks, the Board of Directors is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from the Chief Executive Officer, Chief Financial Officer, Senior Vice President, Legal Affairs and other Company officers with roles in managing risks.

 Lead Independent Director

The Board of Directors has appointed Norborne P. Cole, Jr. to serve as the lead independent director of the Board. The lead independent director has the duties and responsibilities, as approved by the Board's Corporate Governance and Nominating Committee, to perform the following functions:

  •
  preside at meetings of the Board in the absence of or when requested to do so by the Chairman;

  •
  serve as ex officio member of all standing Board Committees;

  •
  serve formally as liaison between the non-management Board members and the Founder, Chairman and Chief Executive Officer;

  •
  establish the dates, agendas and schedules for each Board meeting, in consultation with the Founder, Chairman and Chief Executive Officer;

  •
  monitor information sent to the Board for quality, quantity and timeliness and discuss this information with the Founder, Chairman and Chief Executive Officer;

  •
  as needed, call sessions of the independent directors and work with the other independent directors to establish the agenda for those sessions; and

  •
  as deemed appropriate by the Board, make himself available for consultation with and direct communication from stockholders.

Meetings of the Board of Directors

The Board held six meetings in 2013. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served during the period of service in 2013.

Meetings of the Independent Directors

At both the Board and committee levels, the Company's independent directors meet in regular executive sessions in which members of management do not participate. These sessions typically occur in conjunction with each regularly scheduled Board or committee meeting. The lead independent director chairs executive sessions of the Board of Directors.

Annual Meetings of Stockholders

The Company strongly encourages each of its directors to attend each Annual Meeting of the Company's stockholders whenever attendance does not unreasonably conflict with the director's other business and personal commitments. All of our directors attended the 2013 Annual Meeting of Stockholders, except for Kent Taylor who could not attend due to a prior commitment.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In accordance with NASDAQ listing standards, all of the committees are comprised solely of independent directors. Charters for each of our committees are available on the Company's website at www.papajohns.com by first clicking on "Investor Relations" and then "Corporate Governance." The charter of each committee is also available in print to any stockholder who requests it.

The current composition of each Board Committee and the number of Board and Committee meetings held in 2013 are set forth below:

Director	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Board of Directors
John H. Schnatter				Chair
Norborne P. Cole, Jr.		Chair		Lead Independent Director
Christopher L. Coleman	X		X	X
Philip Guarascio			X	X
Olivia F. Kirtley	Chair	X		X
Mark S. Shapiro	X		Chair	X
W. Kent Taylor		X		X
Fiscal 2013 Meetings	8	7	5	6

Audit Committee

The Audit Committee's purpose is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries. The Audit Committee is responsible for the appointment, compensation and retention of the independent auditors and oversees the performance of the internal auditing function and the Company's compliance program with respect to legal and regulatory requirements and risk management. The Audit Committee meets with management and the independent auditors to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in this Proxy Statement. The responsibilities of the Audit Committee are more fully described in the Audit Committee's Charter.

As previously noted, each member of the Audit Committee is independent as determined by the Company's Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards. In addition, the Board has determined that each of Ms. Kirtley, the Chair of the Audit Committee, and Mr. Coleman is an "audit committee financial expert" as defined by SEC rules.

Compensation Committee

The Compensation Committee oversees the Company's compensation programs and is responsible for overseeing and making recommendations to the Board of Directors regarding the Company's overall compensation strategies. Specifically, the Compensation Committee reviews and approves annually the compensation of the Company's executive officers, including the executive officers named in the Summary Compensation Table below (our "named executive officers" or "NEOs"). The Committee has the authority to administer our equity plans and is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards. In addition, the Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to non-employee directors, and for reviewing and approving the establishment of broad-based incentive compensation, equity-based, and retirement or other material employee benefit plans. The Committee also reviews risks, if any, created by the Company's compensation policies and practices and provides recommendations to the Board on compensation-related proposals to be considered at the Annual Meeting.

The Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2013, the Committee engaged Frederick W. Cook & Company ("F. W. Cook") to advise it and to prepare market studies of the competitiveness of components of the Company's compensation program for its senior executive officers, including the named executive officers. F. W. Cook does not provide any other services to the Company. The Committee performed an assessment of F. W. Cook's independence to determine whether the consultant is independent and, based on that assessment, determined that the firm's work has not raised any conflict of interest and the firm is independent. See "Compensation Discussion and Analysis" for a further description of the Compensation Committee's use of F. W. Cook during 2013, as well as the role of our executive officers in determining or recommending the amount or form of compensation paid to our named executive officers during 2013, and the Committee's process in setting compensation.

The responsibilities of the Compensation Committee are more fully described in the Committee's Charter.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals for service as directors of the Company and as Board committee members. In addition, the Committee develops and monitors the process for evaluating Board effectiveness and oversees the development and administration of the Company's corporate governance policies. The Corporate Governance and Nominating Committee recommended the nomination of two directors for election to the Board at the 2014 Annual Meeting.

As provided in its charter, the Corporate Governance and Nominating Committee leads the search for qualified candidates to serve as new directors, evaluates incumbent directors before recommending renomination, and recommends all such approved candidates to the Board for appointment or nomination to the Company's stockholders. The Corporate Governance and Nominating Committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board's effectiveness in serving the interests of the Company's stockholders. The Corporate Governance and Nominating Committee oversees the Company's compliance program with respect to the Company's Code of Ethics and Business Conduct and also reviews and approves matters pertaining to possible conflicts of interest and related person transactions. See the discussion under "Approval of Related Person Transactions" below.

The responsibilities of the Corporate Governance and Nominating Committee are more fully described in the Committee's Charter.

Communications with the Board

Stockholders of the Company may communicate with the Board in writing addressed to:

    Board of Directors
    c/o Corporate Secretary
    Papa John's International, Inc.
    P.O. Box 99900
    Louisville, Kentucky 40269-0900

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee's area of responsibility) each communication that (a) relates to the Company's business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

Nominations for Directors

Identifying Candidates

The Corporate Governance and Nominating Committee assists the Board in identifying qualified persons to serve as directors of the Company. The Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending renomination, and recommends all approved candidates to the Board for appointment or nomination to the Company's stockholders.

Our Corporate Governance and Nominating Committee considers diversity in its nomination of directors to the Board, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, the Corporate Governance and Nominating Committee looks at a range of different personal factors in light of the business, customers, suppliers and employees of the Company. The range of factors includes diversity of personal and business backgrounds and prior board service, financial expertise, international experience, industry experience, leadership skills, including prior management experience, and a variety of subjective factors. The Corporate Governance and Nominating Committee also considers the length of service of the Company's Board members, balancing the value of long-standing Board service with the perspective of directors more recently joining the Board. The Corporate Governance and Nominating Committee reports regularly to the full Board on its assessment of the composition and functioning of the Board. The Company has focused on assembling a group of Board members who collectively possess the skills and experience necessary to oversee the business of the Company, structure and oversee implementation of the Company's strategic plan and maximize stockholder value in a highly competitive environment. In particular, the Company relies on the skills of its Board members described under "Item 1, Election of Directors" below.

The Corporate Governance and Nominating Committee will consider candidates for election to the Board recommended by a stockholder in accordance with the Company's Certificate of Incorporation and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an annual meeting of stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company's principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must comply with certain other requirements set forth in the Company's Certificate of Incorporation.

Nominations must be addressed to the Chairman of the Corporate Governance and Nominating Committee in care of the Secretary of the Company at the Company's headquarters address listed below and must be received on a timely basis in order to be considered for the next annual election of directors:

    Chairman of the Corporate Governance and Nominating Committee
    c/o Corporate Secretary
    Papa John's International, Inc.
    P.O. Box 99900
    Louisville, Kentucky 40269-0900

Director Qualifications

The Corporate Governance and Nominating Committee expects qualified candidates will have high personal and professional integrity and ability and will be able to contribute to the Board's effectiveness in serving the interests of the Company's stockholders. In addition to the factors described above, when considering the diversity of the Board, the Committee also considers qualifications that include: business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company's interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve and maintain the diversity of the Board.

ITEM 1, ELECTION OF DIRECTORS

The Company's Certificate of Incorporation currently provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Currently, each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized to fix from time to time the number of directors within the range of three to fifteen members, and currently the Board size is set at seven members.

Upon the recommendation of the Corporate Governance and Nominating Committee, Messrs. Schnatter and Shapiro have been nominated as directors in the class to serve a term expiring at the 2017 Annual Meeting and until their successors are elected or appointed. The remaining five directors will continue to serve in accordance with their previous election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

Set forth below is information concerning the nominees for election and each director whose term will continue after the 2014 Annual Meeting, and their ages as of the date of this Proxy Statement.

NOMINEES FOR ELECTION TO THE BOARD: TERM EXPIRING IN 2017

Name	Age	Company Position or Office	Director Since
Term Expiring in 2017
John H. Schnatter	52	Founder, Chairman and Chief Executive Officer	1990
Mark S. Shapiro	44	Director	2011

John H. Schnatter.    Mr. Schnatter founded Papa John's in 1984 and opened the first Company restaurant in 1985. He currently serves as Founder, Chairman and Chief Executive Officer. He previously served as Co-Chief Executive Officer from April 2010 to April 2011, Chief Executive Officer from April 2009 to April 2010, Interim Chief Executive Officer from December 2008 to April 2009, Executive Chairman of the Company from 2005 until May 2007, as Chairman of the Board and Chief Executive Officer from 1990 until 2005, and as President from 1985 to 1990 and from 2001 until 2005. Mr. Schnatter's role as our Founder and brand spokesperson makes him uniquely qualified to chair the Board of Directors while also acting as our Chief Executive Officer. Mr. Schnatter's experience and entrepreneurial skills offer vision in leading the Board and building our brand, with a consistent focus on maintaining product quality and providing a superior customer service experience. His experience in research and development, quality assurance and supply chain management are critical to our business and our franchise business model.

Mark S. Shapiro.    Mr. Shapiro serves as an Executive Producer of Dick Clark Productions. Previously, he served as Chief Executive Officer and an Executive Producer of Dick Clark Productions from May 2010 to October 2012. Prior to that, he served as a Director, President and Chief Executive Officer of Six Flags, Inc., a theme park company, from 2005 to 2010. Six Flags filed a voluntary petition to restructure its debt obligations under Chapter 11 of the U.S. Bankruptcy Code in June 2009 and emerged from Chapter 11 in May 2010. Prior to joining Six Flags in 2005, Mr. Shapiro spent 12 years at ESPN, Inc. where he served as Executive Vice President, Programming and Production and in various other capacities for both ESPN and ABC Sports. Mr. Shapiro has served as a director of Live Nation Entertainment, Inc. since 2008 (including service on its compensation committee); as a trustee of Equity Residential since January 2010 (including service on its audit and nominating and governance committees); as a director of Frontier Communications Corporation since March 2010 (including service on its nominating and governance committee); and as a member of the Advisory Board of Mandalay Digital Group, Inc. since June 2011. Mr. Shapiro is also Chairman of two privately held companies, Captivate Network and Red Zebra Broadcasting. Coupling his board service with experience in executive level positions at large organizations facing complex business challenges, Mr. Shapiro brings business acumen and operational expertise to many of the issues and challenges facing public companies, along with innovation and insight in the areas of content creation, marketing and branding.

DIRECTORS CONTINUING IN OFFICE

Name	Age	Company Position or Office	Director Since
Term Expiring in 2015
Philip Guarascio	72	Director	2003
Olivia F. Kirtley	63	Director	2003
W. Kent Taylor	58	Director	2011
Term Expiring in 2016
Norborne P. Cole, Jr.	72	Director	2003
Christopher L. Coleman	45	Director	2012

Philip Guarascio.    Since 2000, Mr. Guarascio has been Chairman and Chief Executive Officer of PG Ventures LLC, a marketing consulting firm, and from 2000 to 2006, he served in a senior advisory capacity with the National Football League. Mr. Guarascio retired in 2000 as Vice President, Advertising and Corporate Marketing, of General Motors. He served as Chairman of the Board of Arbitron, Inc. and served on Arbitron's board from 2001 until its 2013 acquisition by Nielson Holdings N.V. (including service on its compensation committee and chairman of its executive and governance committees). Mr. Guarascio's career with General Motors and in the advertising business brings experience in strategic advertising, marketing, public relations and media buying to our Board. His service and leadership on other boards provide the Board valuable insight into strategic marketing issues.

Olivia F. Kirtley.    Ms. Kirtley, a certified public accountant, is a business consultant on strategic and corporate governance issues. She has served in this capacity during the past five years. Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit, risk management and corporate governance. In addition to her expertise in audit and tax issues developed in part as a senior manager at a predecessor to Ernst & Young LLP, Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, including the positions of Treasurer, Vice President Finance and Chief Financial Officer at that company. She has served as Chairman of the American Institute of Certified Public Accountants, Chairman of the AICPA Board of Examiners, and is currently Deputy President of the Board of the International Federation of Accountants. Ms. Kirtley has served as a director of U.S. Bancorp since 2006 (including as the chairman of its audit committee, member of its governance, compensation and executive committees) and as a director of ResCare, Inc. since 1998 (including as the chairman of its audit committee and member of its governance committee).

W. Kent Taylor.    Mr. Taylor is the founder and Chief Executive Officer of Texas Roadhouse, Inc. a full-service, casual dining restaurant chain with locations across the U.S. and in several foreign countries. He served as Chief Executive Officer of Texas Roadhouse from 2000 until 2004, and again from August 2011 to the present, and he has served as its executive Chairman since 2004. Before founding the Texas Roadhouse concept in 1993, Mr. Taylor founded and co-owned Buckhead Bar and Grill in Louisville, Kentucky. His more than 25 years of experience in the restaurant industry provides the Board with additional expertise in the Company's industry, and he also brings to the Board experience in founding and serving as a chief executive officer and director of a public company.

Norborne P. Cole, Jr.    Mr. Cole serves as the senior independent director of Randgold Resources Limited, Isle of Jersey, U.K. (including as chairman of its remuneration committee and as a member of its nominating and governance committee). Mr. Cole has served on the board of Randgold Resources Limited since 2006. Mr. Cole retired in 1998 after a 32-year career with the Coca-Cola Company and its bottlers, most recently serving as Managing Director and Chief Executive Officer of Coca-Cola Amatil in Sydney, Australia, and previously as President and Chief Executive Officer of Coca-Cola Bottling S.A. in Paris, France. Mr. Cole's career with the Coca-Cola Company and its bottlers brings extensive experience in management, distribution and marketing to the Board. This experience, together with his additional service on other public company boards and committees, has provided him with the leadership, business and governance skills and background to serve as our lead independent director.

Christopher L. Coleman.    Mr. Coleman is based in the UK where he is Head of Banking and Asset Finance at Rothschild. He is a Managing Director of Rothschild, Chairman of Rothschild Bank International and also serves on a number of other boards and committees of the Rothschild Group, which he joined in 1989. He is also a non-executive director on the board of Randgold Resources Limited, and has been appointed Chairman of the Board of Randgold Resources Limited effective at the company's 2014 annual general meeting. Mr. Coleman has served on the board of Randgold Resources Limited since 2008. Mr. Coleman's extensive financial experience and international business acumen provide additional insight and expertise to the Board.

There are no family relationships among the Company's directors, director nominees and executive officers.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and program and how it applies to our executive officers, including our named executive officers identified below (which we sometimes refer to as our "NEOs").

Named Executive Officer	Title
John H. Schnatter	Founder, Chairman and Chief Executive Officer
Lance F. Tucker	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
Anthony N. Thompson	President and Chief Operating Officer
Stephen M. Ritchie	Senior Vice President, Global Operations and Global Operations Support & Training
Timothy C. O'Hern	Senior Vice President and Chief Development Officer

2013 Compensation Philosophy and Objectives

The Compensation Committee of the Board is responsible for establishing and overseeing our executive compensation program, designed to focus our executives on short-term and long-term financial, strategic and operational goals established by the Board to create value for our stockholders. Our executive compensation program is designed to measure and reward the successful achievement of these goals without promoting excessive or unnecessary risk taking. We believe this is best accomplished by structuring our executive compensation program to:

  (1) emphasize pay for performance with both cash compensation that rewards achievement of pre-determined short-term performance targets and equity-based compensation that aligns the interests of our executives with those of our stockholders and encourages focus on long-term performance; and

  (2) be competitive, allowing us to attract, motivate and retain qualified executives.

The Company also requires our executives to achieve and maintain a designated level of ownership in the Company's stock, to further align the interests of our executives with those of our stockholders.

Company Performance for 2013

In 2013, we continued to deliver on our "Better Ingredients, Better Pizza" promise. The consistent execution of our strategy continues to pay off, with strong financial performance, top customer satisfaction rankings, and the milestone opening of our 1,000th international Papa John's restaurant. Despite aggressive competitor pricing and promotional strategies in 2013, we delivered strong global unit growth, significant stock price appreciation and solid increases in revenue and earnings per share, reflecting the strength of our brand and our commitment to deliver increasing shareholder value.

In 2013, we achieved:

  •
  an 8.9% increase in revenues ($1.4 billion for 2013 compared to $1.3 billion for 2012 (excluding the 53rd week of operations in 2012));

  •
  a 20.2% increase in diluted earnings per share ($1.55 per share for 2013 compared to $1.29 per share for 2012, as adjusted for the December 27, 2013 two-for-one stock split);

  •
  an increase of 4.0% in system-wide North American comparable sales;

  •
  an increase of 7.5% in system-wide international comparable sales;

  •
  a net increase of 82 system-wide North American restaurants; and

  •
  a net increase of 183 system-wide international restaurants.

In 2013, we also initiated a quarterly cash dividend.

The following illustrates the directional relationship between Company performance, based on EPS growth, a key metric that correlates to long-term shareholder value, and the compensation (as defined below) of our Founder, Chairman and Chief Executive Officer:

Papa John's delivered an excellent total shareholder return of 66.4% for the year, outperforming the S&P 500 by 34.0 percentage points. Total shareholder return includes the reinvestment of dividends and is calculated on a compounded annual growth rate basis. Consistent performance has increased value for our stockholders, as Papa John's returns outpaced the S&P 500 over the latest five-year period. The graph below compares the total shareholder return on the Company's common stock for a period of five years ending December 31, 2013 against the S&P 500, assuming $100 invested at the beginning of 2009 and reinvestment of all dividends.

Tying Pay to 2013 Performance

To achieve our mission and continue our strong growth, we believe we must recruit, retain and reward high-performing executives. Our management team in 2013 outperformed expectations and executed our corporate strategy by leading the Company to solid sales and profitability while maintaining our quality position in the pizza category.

We believe that our actual performance-based compensation payouts, which were slightly above target, are aligned with our 2013 performance and growth in stockholder value. This alignment was achieved through the following key compensation decisions:

  •
  The Compensation Committee approved the 2013 Short-Term Management Incentive Plan ("MIP"), a formula-based annual cash incentive plan, which focuses our executives on strategic goals and aligns payouts with our financial, strategic and operational success. The MIP includes a significant focus on pre-tax income but also rewards management for focusing on non-income measures of net domestic and international unit development, combined comparables (comparable sales + comparable transactions) and online comparable sales, each of which we consider an important driver to the success of our Company.

  •
  Payouts under the 2013 MIP were approved by the Compensation Committee in amounts equal to 105% of target, consistent with our strong 2013 performance.

  •
  Consistent with past practice, the Compensation Committee granted both stock option and restricted stock awards to our executive officers in 2013.

  •
  The NEOs currently have outstanding performance-based restricted stock units granted in 2012 that cover the 2012-2014 performance period, aligning with our strategic plan over that period, based on cumulative earnings per share growth, North American system comparable sales and global unit openings. These performance-based restricted stock units further enhance the alignment between senior management and stockholder interests and continue to drive long-term focus.

  •
  In recognition of the significant experience, contributions and cohesiveness of our executive leadership team, and the importance of their focus on long-term performance goals, the Compensation Committee approved certain compensation changes for our NEOs, including the Chief Executive Officer, as discussed in detail below.

Governance Aspects of Our Executive Compensation Program

In setting the executive compensation program that aligns compensation with Company performance, we also focus on including sound governance features, including the following:

  •
  Employment agreements with our named executive officers do not include any tax "gross-ups," "single-trigger" change of control payments, or any guaranteed bonuses or base salary increases.

  •
  Our equity incentive plan prohibits the repricing of stock options.

  •
  Our annual long-term incentive plan equity awards for executives and employees provide for a three-year graded vesting period.

  •
  Our incentive plans provide a claw back if the Company is required to prepare an accounting restatement, and an executive received a cash or equity award based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved.

  •
  In 2012, to further align pay-for-performance over the 2012-2014 performance period, we granted performance-based equity awards for our NEOs that vest based on the achievement of performance goals over a three-year period.

  •
  Our executive compensation program includes a number of features to mitigate risk, including stock ownership requirements and limits on quarterly payouts under the MIP as further described below.

  •
  We do not pay dividends or dividend equivalent rights on unearned performance-based restricted stock units.

  •
  We offer our executive officers limited perquisites.

  •
  The Compensation Committee utilized an independent compensation consultant in 2013.

Elements of Executive Compensation Program

The Company believes that establishing the appropriate target executive compensation helps attract and retain highly qualified senior leaders, which the Company believes is necessary to its success in a competitive environment. The Company desires to provide its executives with competitive compensation packages, considering a number of factors, including the pay levels for a select peer group (see "Annual Compensation Review").

Our executive compensation program for 2013 consisted primarily of the following components:

  (1) base salary;

  (2) short-term cash incentives (which may be realized to the extent that performance targets are met), to focus our executives on the key business objectives for the year; and

  (3) long-term compensation, consisting of equity-based incentives (a combination of time-based restricted stock, stock options and outstanding performance-based restricted stock units) to align the interests of executives with our stockholders and to encourage executives to focus on the long-term success of the Company.

We refer to these three elements as "total direct compensation."

The 2013 target total direct compensation approved by the Compensation Committee for each NEO increased from 2012 due to various factors, including succession planning, individual performance, increased scope of responsibilities and organizational changes. As a result, the target total direct compensation for all the NEOs on average approximates the 50th percentile of the peer group. The Compensation Committee believes their compensation is appropriate in light of the Company's relative size, geographic location, scope of responsibilities of the NEOs, and performance compared to the peer group. Actual total cash compensation paid was dependent on the achievement of certain financial performance goals, as discussed in detail below, while the ultimate value of long-term equity awards will depend on future stock performance, and in the case of performance-based restricted stock units, achievement of performance goals.

Significant Percentage of Compensation is Variable or "At Risk"

The Company's short-term cash and long-term incentive programs support its "pay for performance" compensation philosophy. Generally, those executives with the potential to have the most impact on the Company's success receive a greater proportion of variable compensation. The Company believes that placing heavier emphasis on "at risk" variable, performance-based and/or equity-based compensation focuses the NEOs on achieving the Company's strategic and performance objectives. As such, a significant percentage of our NEOs' compensation is tied to performance objectives or appreciation in our stock price, making the majority of pay for our NEOs variable or at risk. The following graphs illustrate the approximate portion of target variable pay "at risk" compared to base salary for our Chief Executive Officer and other NEOs for 2013:

Chief Executive Officer Variable Pay as a % of Total Direct Compensation	Other NEOs (Average) Variable Pay as a % of Total Direct Compensation

Annual Compensation Review

In 2013, the Compensation Committee continued its annual practice of reviewing the total direct compensation, and its various elements, of our executives, taking into consideration several factors as discussed further below. The total direct compensation for 2013, and all of its elements, at target (base salary, short-term incentive compensation, total cash (base salary plus short-term incentive compensation) and long-term equity incentive values) for the executive team were reviewed against our peer group. The peer group review includes tally sheets reflecting historical and market comparison data for all pay components. While the Compensation Committee reviews peer group data, it does not target chief executive officer or other NEO compensation with respect to a specific benchmark, such as "median" or "50th percentile." The Compensation Committee believes that over emphasis on benchmark data can occur at the expense of focus on the performance of the individual NEO and its relation to Company performance. Instead, the Committee determines each NEO's compensation and its components based on its qualitative and quantitative review and assessment of several different factors, including the individual's performance, scope of responsibilities, depth and breadth of overall leadership experience, and the importance of the position to achieving our strategies. In addition, the Committee considers internal compensation data when reviewing components of each NEO's compensation package for internal relational equity.

In August 2013, the Compensation Committee reviewed the existing peer group based on data provided by F. W. Cook, its independent compensation consultant. The peer group was updated in August 2013 to add three companies to the existing peer group, bringing the total number of peer companies to 17. The Committee believes the Company shares many characteristics with the new peer group, including a common industry, similar market capitalization and other financial criteria.

Peer Group

Brinker International, Inc.*	Denny's Corp.	Red Robin Gourmet Burgers, Inc.
Buffalo Wild Wings, Inc.	DineEquity, Inc.	Ruby Tuesday, Inc.
CEC Entertainment	Domino's Pizza, Inc.	Sonic Corp.
The Cheesecake Factory, Inc.	Jack in the Box, Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Krispy Kreme Doughnuts, Inc.	The Wendy's Company*
Cracker Barrel Old Country Store, Inc.*	Panera Bread Company

*
Added to the Peer Group in August 2013.

 Role of Compensation Consultant

The Compensation Committee selected and directly retained F.W. Cook as its independent compensation consultant. F.W. Cook reports directly to the Compensation Committee and does not provide any other services to the Company. In 2013, the Compensation Committee reviewed and assessed F.W. Cook's independence pursuant to SEC and NASDAQ rules and determined that the firm is independent and had no conflicts of interest with the Company. The Committee seeks input from F.W. Cook on compensation trends, appropriate peer group companies and market survey data, and specific compensation decisions as discussed in this Compensation Discussion and Analysis.

Compensation of our Founder, Chairman and Chief Executive Officer

In 2013, the Compensation Committee requested that F. W. Cook conduct a broader analysis of data for Mr. Schnatter's compensation, including his unique roles as Founder, Chairman, and company brand spokesperson (for which certain media spokesperson data was reviewed, but no published benchmark data was available). Upon completion of the broader review and discussion of Mr. Schnatter's performance, including recognition of the significant growth of the Company under his leadership as Chief Executive Officer and Chairman and his unique and instrumental role in building the Papa John's brand through his role as brand spokesperson, the Committee recommended an increase to Mr. Schnatter's compensation. Effective May 1, 2013, Mr. Schnatter's base salary increased from $714,000 to $900,000 and his bonus target under the MIP increased from 75% to 90% of base salary. Additionally, he was granted long-term equity incentive awards in 2013 under the Company's long-term incentive program in the total amount of $1,000,000, consisting of equal values of non-qualified stock options and restricted shares ($530,000 in February 2013 and the remaining $470,000 in May 2013). With the increases to his compensation discussed above, the Compensation Committee recognized that Mr. Schnatter has been the driving force in building Papa John's and is critical to its future growth and continued success. Mr. Schnatter's individual pay elements, and target total direct compensation, including the additional contractual obligations discussed below, are now at approximately the 50th percentile of the peer group, and the Committee believes this compensation is appropriate in light of Mr. Schnatter's length of service, experience, and his unique roles and contributions to Papa John's.

As our Founder and Chairman, Mr. Schnatter also receives compensation under the August 9, 2007 Agreement for Services as Chairman (the "Chairman Agreement"), Agreement for Services as Founder (the "Founder Agreement") and Exclusive License Agreement (the "License Agreement"). Under the Chairman and Founder Agreements, the Company agreed to make annual grants of stock options to Mr. Schnatter with a minimum grant date fair value of $600,000 ($300,000 under each agreement), or such greater amount as may be determined by the Compensation Committee. The actual total grant date fair value of Mr. Schnatter's awards in 2013 under the Chairman and Founder Agreements was $660,000, reflecting Mr. Schnatter's valuable contributions to the Company and to the strength and value of the Company's brand. These grants, which were made in February 2013, were in addition to the awards granted to Mr. Schnatter under the Company's annual long-term incentive program discussed above; the Committee reviewed all equity grants in total in making the additional equity grants in May 2013. The Chairman Agreement will remain in effect, so long as Mr. Schnatter is a director of the Company and remains Chairman as elected by our Board of Directors. The Founder Agreement will remain in effect until terminated by either party on 30 days' notice. Under the License Agreement, Mr. Schnatter granted the Company an exclusive right to use his identity in the Company's current and future operation, and franchising, of pizza delivery and carry-out businesses and restaurants, including sales of related goods and services under the Papa John's brand, in the United States and internationally. This license grant allows the Company to use Mr. Schnatter's image, voice, photographs and film footage in connection with the Company's marketing and promotion of the Papa John's brand, both in the United States and internationally. We agreed that in exchange for the exclusive license grant, we will grant stock options in accordance with the provisions of the Founder Agreement for a period of 15 years following the execution of the License Agreement (whether or not the Founder Agreement is terminated), subject to termination provisions contained in the License Agreement.

Compensation of Other NEOs

In recognition of the substantial contributions to the Company's profitable growth, to reflect their performance and expanding responsibilities and to ensure retention through competitive compensation levels, the Committee, with the input of Mr. Schnatter and F.W. Cook, approved base salary increases for each NEO, a bonus target increase for Mr. Thompson and an annual long-term equity incentive award under the Company's long-term incentive program for each of the NEOs. The long-term equity incentive award consisted of equal values of non-qualified stock options and restricted stock awards.

In August 2013, in addition to the annual long-term incentive award discussed above, the Committee also approved a long-term equity incentive award to both Messrs. Thompson and Ritchie to reflect the addition of the role of President of the Company for Mr. Thompson and the promotion to SVP, Global Operations and Global Operations Support & Training for Mr. Ritchie. Mr. Thompson's additional equity grant of $420,000 consisted of non-qualified stock options and restricted shares each having a grant date fair value of $210,000. Mr. Ritchie's additional equity grant of $245,000 consisted of non-qualified stock options and restricted shares each having a grant date fair value of $122,500.

The Role of Cash Compensation

Base Salary

Annual base salary increases are typically considered each year and upon organizational changes that may occur throughout the year. No executive officer has a guaranteed salary increase. The analysis for adjustments to base salary compensation takes into account all of the factors described under "Annual Compensation Review" above.

Short-Term Cash Incentive Compensation

There were no changes to the structure of the short-term incentive program, including the performance goals or weightings from 2012, as the Committee determined that the plan design targeted the fundamental drivers of our business. In 2013, our short-term incentive program consisted of the MIP, which provides quarterly and annual cash payouts to the NEOs and others within the Company based upon achievement of pre-established performance goals. As we continue to focus on our core objective of tying compensation to the performance of our business, we again included a limit on our non-income metrics, which were net unit development (North American and international), combined comparables (comparable sales + comparable transactions) and online comparable sales (in each case, as defined and calculated in the table below). The 2013 MIP limited quarterly payouts based on combined comparables and online comparable sales at the time of payment to 150% of the target award for any given payout period. The 150% limit is applied after aggregation of these two components on a weighted, combined basis. During quarterly payment calculations, any awards above 150% of target were retained in a pool for potential payout at year-end. To the extent actual pre-tax income exceeded the 2013 budgeted amount, all or a portion of the additional awards retained in the pool as a result of the 150% limit during each quarter was available for payment. On a full year basis, the amount by which 2013 actual pre-tax income exceeded 2013 budget was not sufficient to fund amounts retained in the pool resulting in no additional award payments to participants, including the NEOs. The Company believes the plan design with built-in limits prevents paying excessive awards in a particular quarter when our income does not parallel higher achievement in our non-income metrics over the full year; and is an important element in mitigating risk of focusing on short-term performance.

In 2013, performance metrics and the target and actual results of the MIP included:

Metric	Definition	Target	Full Year Actual Results	Actual Payout Percentage	Weighting	Award Frequency
Pre-Tax; Post-MIP Operating Income	Consolidated pre-tax corporate operating income (excluding PJ Food Service income).(1)	$65,816,000	$64,863,000	78.38%	45%	Annual
Net Development	Domestic system-wide store openings less store closings.	125 units	82 units	0.00% (3)	15%	Annual
Net Development	International system-wide store openings less store closings.	135 units	183 units	256.25% (3)	15%	Annual
Combined Domestic Comparable Sales and Comparable Transactions ("Combined Comps")	Domestic system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth, plus domestic system-wide comparable transactions, an internal metric used as an indicator of market share growth when considered in conjunction with industry statistics.	(2)	(2)	111.50% (3)	15%	Quarterly
Online Comparable Sales	Percentage of domestic system-wide sales recorded through all online orders and digital channels.	13.0 percentage point increase over 2012	19.82 percentage point increase over 2012	147.38% (3)	10%	Quarterly

(1)
We exclude PJ Food Service income from the operating income component of the MIP results to appropriately incentivize our management team to control food costs for our franchise and corporate restaurants.

(2)
We do not disclose comparable transactions for competitive reasons. For comparability purposes, in our 2012 fiscal year, the combined comparables metric yielded a 365% award, in our 2011 fiscal year, the combined comparables metric yielded a 122% award and in our 2010 fiscal year, the combined comparables metric yielded a 252% award. Each of these percentage yields is expressed as a percentage of target award.

(3)
The metrics paid out on a quarterly basis are online comparable sales, weighted at 2.5% per quarter, and the combined comparables, weighted at 3.75% per quarter. For the fiscal fourth quarter of 2013, the calculated weighted results of the online comparable sales and combined comparables metrics were aggregated, and yielded a combined payout in excess of 150% of target, but was limited at the time of award payment to 150% pursuant to the provisions of the MIP. The full year online comparable sales metric actual results above are reduced to 18.69% when applying the 150% governor. The fourth quarter amounts above 150% were retained in a pool for potential year-end payout; however, the year-end operating income was not sufficient to fund the excess pool resulting in no additional award payments to participants. The full year actual payout percentage reflects actual payments to the NEOs after the 150% governor was applied.

Performance targets for each performance metric were set by the Compensation Committee in relation to the Company's targets contained in the annual budget and operating plan. Achievement of these metrics beyond the targets established by the Compensation Committee results in payouts beyond the target award for each NEO, capped at 300% of annual base salary. In 2013, the MIP awards (expressed as a percentage of base salary and an actual dollar amount) for each NEO were as follows:

Named Executive Officer	Title	Target Short-Term Incentive Award (% of Base Salary)(1)	Target Short-Term Incentive Award $	Actual Short-Term Incentive Award $	Actual Award (% of 2013 Base Salary)
John H. Schnatter	Founder, Chairman and Chief Executive Officer	85.0%	$718,751	$754,914	90.1%
Lance F. Tucker	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	55.0%	$232,851	$244,824	57.8%
Anthony N. Thompson	President and Chief Operating Officer	67.50%	$382,573	$401,751	71.5%
Stephen M. Ritchie	Senior Vice President, Global Operations and Global Operations Support & Training	44.0%	$154,030	$162,735	46.5%
Timothy C. O'Hern	Senior Vice President and Chief Development Officer	44.0%	$129,075	$135,719	46.3%

(1)
Reflects annualized base salary and target awards due to increases effective May 2013.

Each NEO's actual annual incentive award payment in the table above is determined solely by formula based on the Company's achievement of the pre-established performance targets discussed above. As noted above, each performance metric target is derived from the Board-approved annual budget and operating plan. By tying the targets to the budget and operating plan, we believe that the plan rewards performance and payments will generally correlate to our operating results in a given year. Actual 2013 results funded an award pool equal to 105% of the target award pool, reflecting favorable operating results relative to the established plan targets. Economic and competitive conditions in our industry, including significant increase in commodity costs and accelerated investment in technology capital and other expenses impacted performance targets in our bonus plans, and those same factors negatively impacted payouts on the domestic development and operating income components of the 2013 plan. As a result, while our bonus payouts for 2013 exceeded target, our NEOs received lower bonus payouts in 2013 versus 2012.

Our NEOs also participated in the Quality Service Incentive Plan ("QSIP"), which did not materially increase their short-term incentive potential. The QSIP is available to a wider group of employees and underscores the key customer service and quality fundamentals of our business. A $9,000 per participant total award was targeted for our NEOs based on an indexed achievement level with a maximum award of $25,155 per participant. In 2013, Mr. Schnatter and Mr. Thompson received a total award of $13,450 under the North American and international QSIPs and each of our other NEOs received total awards under the North American QSIP of $11,983.

The Role of Equity Awards

Our long-term incentive compensation program for executive officers consists of stock options and time-vested restricted stock. In 2012, we also granted 3-year performance-based restricted stock units.

Stock Options and Time-Vested Restricted Stock.    In 2013, we granted both stock options and restricted stock awards to our NEOs, intended to focus participants on our long-range objectives. We award stock options because they are inherently performance-based, meaning that their value only increases if the market price of our common stock increases over time. In addition, stock options and restricted stock provide long-term compensation to our NEOs in the form of additional equity, helping to build a culture of ownership among our executives. Finally, we believe that both stock options and restricted stock awards are a strong executive reward and retention tool and align our executives with the interests of stockholders. The options and restricted shares awarded in 2013 have a three-year graded vesting schedule (i.e., one-third vests per year), and the stock options have a ten-year term.

The determination of the annual grant value levels is a function of a number of factors considered by the Compensation Committee, including market competitiveness, level of position within the organization, significance of the individual to the Company's strategy and success, and the level of "total direct compensation" deemed to be appropriate for the NEO.

Performance-based restricted stock units.    No additional performance-based restricted stock unit grants were made in 2013; however, each NEO has outstanding performance-based restricted stock units granted in 2012 for the three-year performance period (2012-2014), which continues to encourage focus on the company's long-term strategic goals, motivate and retain our executive leadership team and align interests with the Company's stockholders. The performance share plan provides for a distribution of shares of our Common Stock to our NEOs based upon achievement of pre-determined performance goals. The outstanding restricted stock units will cliff vest based on achievement of company performance targets measured at the end of the three-year period. A 10% earnings per share Compounded Annual Growth Rate over the three-year period and a threshold level with respect to achievement of each performance goal must be attained for the restricted stock units to vest. The Company must achieve cumulative North American system comparable sales growth of 5% over the three-year period and 4,750 global units at the end of the period for the NEOs to receive their restricted stock units at target level. Achievement of these metrics beyond the targets established by the Compensation Committee results in payouts beyond the target award for each NEO.

The performance metrics and the target and two year results as of fiscal year-end 2013 included:

Metric	Definition	Target	2 Year Results at FYE 2013	Weighting
3-Year Cumulative Domestic Comparable Sales	Average same-store, year-over-year sales, an industry standard to measure company growth	5%	7.6%	50%
Number of Global Units at End of 2014	Domestic & International system-wide store openings less store closings	4,750 units	4,428 units	50%

Equity Grant Practices.    On February 20, 2013, our Compensation Committee approved the annual long-term incentive compensation awards (stock options and time-based restricted stock) to each NEO in accordance with our equity grant practices policy, with the effective date of grant and the exercise price of each stock option awarded at the closing price of our common stock on the NASDAQ Stock Market on February 28, 2013, two days after the release of our fourth quarter and full-year 2012 earnings. In 2013, the Committee approved additional stock option and time-based restricted awards to Messrs. Schnatter, Thompson and Ritchie as discussed above under "Compensation of Founder, Chairman and Chief Executive Officer" and "Compensation of Other NEOs". These awards to Mr. Schnatter were approved on April 30 with an effective date of grant and the exercise price of each stock option awarded at the closing price of our common stock on the NASDAQ Stock Market on May 9, 2013, two days after the release of our first quarter 2013 earnings. The awards to Messrs. Thompson and Ritchie were approved on August 1 with an effective date of grant and the exercise price of each stock option awarded at the closing price of our common stock on the NASDAQ Stock Market on August 9, 2013, two days after the release of our second quarter 2013 earnings.

Stock Ownership Guidelines

Stock ownership by our NEOs is a key component of our compensation objectives. We believe that executive ownership of our stock demonstrates to investors that our executives have a significant stake in the Company and its future and mitigates risks associated with equity compensation programs.

Level	Ownership Guideline as a Multiple of Base Salary
Chief Executive Officer	5.0×
President and Chief Operating Officer	3.0×
Key Staff and Business Unit Executives	1.0×
Other Key Positions	0.5×

Specifically applied to the current NEOs, the ownership guidelines are:

NEO	Title	Guideline (x)	Guideline ($)
John H. Schnatter	Founder, Chairman and Chief Executive Officer	5.0x	$4,500,000
Lance F. Tucker	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	1.0x	$ 435,000
Anthony N. Thompson	President and Chief Operating Officer	3.0x	$1,875,000
Stephen M. Ritchie	Senior Vice President, Global Operations and Global Operations Support & Training	1.0x	$ 375,000
Timothy C. O'Hern	Senior Vice President and Chief Development Officer	1.0x	$ 300,000

The NEOs have five years after becoming subject to the ownership requirement to achieve the ownership level, with annual progress required as follows: Year 1, 10%; Year 2, 25%; Year 3, 45%; Year 4, 70%; and Year 5, 100%.

Ownership levels at any particular time are calculated based on the purchase price of shares owned or the actual price on the measurement date, whichever is higher. The following are considered valid sources of ownership for measurement purposes:

  •
  all stock personally or otherwise beneficially owned directly;

  •
  all stock equivalent units held in our nonqualified deferred compensation plan;

  •
  all stock held in a 401(k) account or other qualified retirement account, such as an IRA;

  •
  unvested restricted stock (excluding performance shares); and

  •
  the net value (gross sale price, less option exercise price) of shares subject to vested, but unexercised, stock options.

The Compensation Committee reviews the Stock Ownership Guidelines on an annual basis when considering annual equity grants. At the time the ownership review occurred as of December 31, 2013, all NEOs met or exceeded the guidelines. In addition to this regular review, the Compensation Committee receives periodic reports detailing the extent to which each executive officer has achieved the required ownership level. Our short-term incentive program gives the Committee the discretion to award any portion of resulting payouts in the form of stock, instead of cash, to assist a participant in meeting the guidelines.

Tax and Accounting Policies

Deductibility of compensation expense under Section 162(m) of the Internal Revenue Code of 1986 has not been a material consideration for our Compensation Committee to date based on the levels and types of compensation we pay. However, in the future, Section 162(m) deductibility may play a role if compensation expenses regularly begin to exceed $1,000,000 for our most highly compensated executives. In setting total compensation, the Compensation Committee considers the impact of Section 162(m), and seeks to preserve deductibility of most compensation paid to executive officers, while reserving some flexibility in awarding compensation, with the objective of attaining our primary goal of setting compensation to support the Company's business strategy. However, our time-based restricted stock awards do not qualify for tax deductibility under Section 162(m) to the extent the $1,000,000 limit is exceeded because the awards are subject only to time-based vesting requirements.

We expense the cost of employee stock-based compensation in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification "Compensation—Stock Compensation" (which we refer to as the ASC Stock Compensation Topic). We recorded stock-based compensation expense of $7.4 million in 2013, $6.9 million in 2012 and $6.7 million in 2011. As a result, the expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program design.

The Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of stockholders held in May 2013, approximately 97% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders' support of the Company's approach to executive compensation and, therefore, did not change its overall approach in 2013. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2013 and in this Proxy Statement.

COMPENSATION COMMITTEE
Norborne P. Cole, Jr., Chairman Olivia F. Kirtley W. Kent Taylor

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the NEOs for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(4)	Total ($)
John H. Schnatter	2013	838,170	—	500,120	1,160,041	(5)	768,364	—	10,183	3,276,878
Founder, Chairman and	2012	714,000	—	515,034	925,012	(5)	1,109,775	—	14,179	3,278,000
Chief Executive Officer	2011	707,000	—	399,953	960,061	(5)	657,058	—	21,147	2,745,219

Lance F. Tucker	2013	423,365	—	185,087	185,010		256,807	—	9,176	1,059,445
Senior Vice President, Chief	2012	359,057	—	375,033	125,012		312,748	—	3,750	1,175,600
Financial Officer, Chief Administrative	2011	320,481	—	224,972	125,026		153,640	—	3,675	827,794
Officer and Treasurer

Anthony N. Thompson	2013	562,048	—	395,107	395,018		415,201	—	11,265	1,778,639
President and Chief	2012	414,976	—	435,028	185,010		416,646	—	3,750	1,455,410
Operating Officer	2011	378,750	—	234,970	135,028		180,085	—	3,675	932,508

Stephen M. Ritchie	2013	350,069	—	247,585	247,516		174,718	—	4,215	1,024,103
Senior Vice President, Global Operations
and Global Operations Support &
Training

Timothy C. O'Hern	2013	293,352	—	112,571	112,517		147,701	—	7,456	673,597
Senior Vice President,	2012	265,377	—	335,049	85,009		221,555	—	3,750	910,740
Chief Development Officer

(1)
The amounts in the Stock Awards column reflect the aggregate grant date fair value for each respective fiscal year related to time-based restricted stock. All fair values were computed in accordance with the applicable ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company's audited financial statements for the fiscal years ended December 29, 2013, December 30, 2012, and December 25, 2011, respectively, included in the Company's Annual Report on

  Form 10-K. For 2012, amounts reported include the value of performance-based restricted stock units based on the probable outcome of performance conditions of 100% at the grant date resulting in a $250,000 value at the grant date for each NEO other than Mr. Ritchie, who was not an NEO in 2012.

(2)
The amounts in the Option Awards column reflect the aggregate grant date fair value for each respective fiscal year related to stock options granted in 2013, 2012, and 2011, respectively, computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company's audited financial statements for the fiscal years ended December 29, 2013, December 30, 2012, and December 25, 2011, respectively, included in the Company's Annual Report on Form 10-K.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column for 2013, 2012, and 2011 include payments earned by each NEO pursuant to the 2013, 2012, and 2011 Management Incentive Plans, based on performance metrics for 2013, 2012, and 2011. The amounts in the Non-Equity Incentive Plan Compensation column for 2013, 2012, and 2011 also include payments earned by the NEO pursuant to the 2013, 2012, and 2011 QSIP, based on performance metrics during 2013, 2012, and 2011.

  For the year ended December 29, 2013, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2014. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August, and November, 2013, respectively. Amounts in the table above for 2013 include a $13,450 payment under the North American and international QSIP for Mr. Schnatter and Mr. Thompson and $11,983 under the North American QSIP for the other NEOs; all other amounts are pursuant to the MIP.

  For the year ended December 30, 2012, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in March, 2013. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August, and November, 2012, respectively. Amounts in the table above for 2012 include an $11,230 payment under the North American and international QSIP for Mr. Schnatter and Mr. Thompson and $11,634 under the North American QSIP for the other NEOs; all other amounts are pursuant to the MIP.

  For the year ended December 25, 2011, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2012. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August, and November, 2011, respectively. Amounts in the table above for 2011 include a payment under the QSIP of $15,309 for Mr. Schnatter, and $8,188 for Messrs. Tucker and Thompson; all other amounts are pursuant to the MIP.

(4)
Amounts in the All Other Compensation column include the Company's matching contribution to the NEO's account in the Company's nonqualified deferred compensation account, and in 2013, the Company's cash dividend initiated in September 2013 on outstanding and unvested time-based restricted stock awards. The table below also describes imputed income related to family members or guests traveling with Mr. Schnatter on business travel, at no incremental cost to the Company. Excludes certain de minimis imputed income related to family members or guests traveling with other NEOs on business travel during 2013, 2012, and 2011, at no incremental cost to the Company.

Name	Year	Company Matching Contributions to Deferred Compensation Plan	Cash Dividends Paid on Unvested Restricted Stock	Aircraft Usage
John H. Schnatter	2013	—	$10,183	—
	2012	—	—	$14,179
	2011	—	—	$21,147

Lance F. Tucker	2013	$3,825	$ 5,351	—
	2012	$3,750	—	—
	2011	$3,675	—	—

Anthony N. Thompson	2013	$3,825	$ 7,440	—
	2012	$3,750	—	—
	2011	$3,675	—	—

Stephen M. Ritchie	2013	—	$ 4,215	—

Timothy C. O'Hern	2013	$3,825	$ 3,631	—
	2012	$3,750	—	—

(5)
Pursuant to the terms of the Chairman Agreement, Founder Agreement and License Agreement described above under the Compensation Discussion and Analysis, we agreed to make annual grants of stock options to Mr. Schnatter with a minimum value of $600,000 ($300,000 under each of the Founder Agreement and Chairman Agreement), or such greater amount as may be determined by the Compensation Committee. The specific terms of each grant of stock options, including the grant date and exercise price, are determined by the Compensation Committee. Of the value in the Option Awards column for Mr. Schnatter, amounts related to the grants under the Founder Agreement and Chairman Agreement are as follows: $660,000 for 2013, 2012 and 2011.

Grants of Plan-Based Awards

The following table presents information with respect to the grants of plan-based awards made by the Company to each of the NEOs during the fiscal year ended December 29, 2013.

											Other Option Awards: Number of Securities Underlying Options (#)(3)
		Date of Compensation Committee Meeting at Which Grant Was Approved	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)					Grant Date Fair Value of Stock and Option Awards ($)(4)
													Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John H. Schnatter	12/31/2012	—	0	718,751	2,514,511	—	—	—	—		—		—	—
	12/31/2012	—	0	9,000	25,155	—	—	—	—		—		—	—
	2/28/2013	2/20/2013	—	—	—	—	—	—	10,192	(i)	—		—	265,094
	2/28/2013	2/20/2013	—	—	—	—	—	—	—		27,212	(i)	26.01	265,001
	2/28/2013	2/20/2013	—	—	—	—	—	—	—		34,012	(ii)	26.01	330,012
	2/28/2013	2/20/2013	—	—	—	—	—	—	—		34,012	(ii)	26.01	330,012
	5/9/2013	4/30/2013	—	—	—	—	—	—	—		19,320	(iii)	32.77	235,016
	5/9/2013	4/30/2013	—	—	—	—	—	—	7,172	(ii)	—		—	235,026

Lance F. Tucker	12/31/2012	—	0	232,851	1,270,096	—	—	—	—		—		—	—
	12/31/2012	—	0	9,000	25,155	—	—	—	—		—		—	—
	2/28/2013	2/20/2013	—	—	—	—	—	—	7,116	(i)	—		—	185,087
	2/28/2013	2/20/2013	—	—	—	—	—	—	—		18,998	(i)	26.01	185,010

Anthony N. Thompson	12/31/2012	—	0	382,573	1,686,145	—	—	—	—		—		—	—
	12/31/2012	—	0	9,000	25,155	—	—	—	—		—		—	—
	2/28/2013	2/20/2013	—	—	—	—	—	—	7,116	(i)	—		—	185,087
	2/28/2013	2/20/2013	—	—	—	—	—	—	—		18,998	(i)	26.01	185,010
	8/8/2013	8/1/2013	—	—	—	—	—	—	—		21,924	(iv)	35.25	210,008
	8/8/2013	8/1/2013	—	—	—	—	—	—	5,958	(iii)	—		—	210,020

Stephen M. Ritchie	12/31/2012	—	0	154,030	1,050,206	—	—	—	—		—		—	—
	12/31/2012	—	0	9,000	25,155	—	—	—	—		—		—	—
	2/28/2013	2/20/2013	—	—	—	—	—	—	4,808	(i)	—		—	125,056
	2/28/2013	2/20/2013	—	—	—	—	—	—	—		12,836	(i)	26.01	125,002
	8/8/2013	8/1/2013	—	—	—	—	—	—	—		12,790	(iv)	35.25	122,514
	8/8/2013	8/1/2013	—	—	—	—	—	—	3,476	(iii)	—		—	122,529

Timothy C. O'Hern	12/31/2012	—	0	129,075	880,055	—	—	—	—		—		—	—
	12/31/2012	—	0	9,000	25,155	—	—	—	—		—		—	—
	2/28/2013	2/20/2013	—	—	—	—	—	—	4,328	(i)	—		—	112,571
	2/28/2013	2/20/2013	—	—	—	—	—	—	—		11,554	(i)	26.01	112,517

(1)
The amounts in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns represent plan awards pursuant to our annual MIP and QSIP, respectively, for the period commencing December 31, 2012. For the actual amounts paid to the NEOs pursuant to the MIP and QSIP during 2013, see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)
The amounts in the All Other Stock Awards column represent grants of time-based restricted stock, adjusted for a December 27, 2013 two-for-one stock split, issued pursuant to our 2011 Omnibus Incentive Plan ("2011 Plan"). At the time the Company pays dividends to holders of its common stock, recipients of time-based restricted stock also receive dividends on the unvested and outstanding shares. The 2013 restricted stock grant vest dates are indicated as follows:

(i)
one-third on each of February 28, 2014, 2015, and 2016;
(ii)
one-third on each of May 9, 2014, 2015, and 2016; and
(iii)
one-third on each of August 8, 2014, 2015, and 2016.

(3)
The amounts in the Other Option Awards column represent grants of stock options, adjusted for the December 27, 2013 two-for-one stock split, pursuant to the 2011 Plan. The stock option vest dates are indicated as follows:

(i)
one-third on each of February 28, 2014, 2015, and 2016;
(ii)
all shares on February 28, 2015;
(iii)
one-third on each of May 9, 2014, 2015, and 2016; and
(iv)
one-third on each of August 8, 2014, 2015, and 2016.

(4)
The amounts in the Grant Date Fair Value of Stock and Option Awards column represent the full grant date fair value of each stock option award and time-based restricted stock award adjusted for the December 27, 2013 two-for-one stock split, as computed in accordance with the ASC Stock Compensation topic. Full grant date fair value and vesting details are as follows:

Equity Type	Grant Date	Full Grant Date Fair Value/Share	Vesting
Stock Options	2/28/2013	$9.7384	3-year graded
	2/28/2013	$9.7028	2-year cliff
	5/9/2013	$12.1644	3-year graded
	8/8/2013	$9.5789	3-year graded
Time-Based Restricted Stock	2/28/2013	$26.01	3-year graded
	5/9/2013	$32.77	3-year graded
	8/8/2013	$35.25	3-year graded

  Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company's audited financial statements for the fiscal year ended December 29, 2013, included in the Company's Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards at 2013 fiscal year-end for the NEOs.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
								Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	Number of Securities Underlying Unexercised Options					Number of Shares or Units of Stock That Have Not Vested (#)(2)
Name	Exercisable (#)	Unexercisable (#)(1)		Exercise Price ($)	Expiration Date
John H. Schnatter	104,206	—		9.22	12/31/2013	—		—	—		—
	56,266	—		13.27	4/30/2014	—		—	—		—
	74,204	—		13.27	4/30/2014	—		—	—		—
	134,916	—		13.27	4/30/2014	—		—	—		—
	75,824	—		12.11	12/28/2014	—		—	—		—
	52,508	—		13.63	4/28/2015	—		—	—		—
	65,532	—		13.63	4/28/2015	—		—	—		—
	65,532	—		13.63	4/28/2015	—		—	—		—
	41,080	20,538	(i)	14.49	2/24/2016	—		—	—		—
	67,372	—		14.49	2/24/2016	—		—	—		—
	67,372	—		14.49	2/24/2016	—		—	—		—
	—	47,020	(ii)	18.46	2/22/2022	—		—	—		—
	—	47,020	(ii)	18.46	2/22/2022	—		—	—		—
	12,644	25,288	(iii)	18.46	2/22/2022	—		—	—		—
	—	27,212	(iv)	26.01	2/28/2023	—		—	—		—
	—	34,012	(v)	26.01	2/28/2023	—		—	—		—
	—	34,012	(v)	26.01	2/28/2023	—		—	—		—
	—	19,320	(vi)	32.77	5/9/2023	—		—	—		—
	—	—		—	—	6,898	(i)	$310,238	—		—
	—	—		—	—	6,900	(ii)	$310,328	—		—
	—	—		—	—	9,570	(iii)	$430,411	—		—
	—	—		—	—	10,192	(iv)	$458,385	—		—
	—	—		—	—	7,172	(v)	$322,561	—		—
	—	—		—	—	—		—	13,544	(vii)	$609,141

Lance F. Tucker	—	8,558	(i)	14.49	2/24/2016	—		—	—		—
	5,966	11,928	(iii)	18.46	2/22/2022	—		—	—		—
	—	18,998	(iv)	26.01	2/28/2023	—		—	—		—
	—	—		—	—	2,874	(i)	$129,258	—		—
	—	—		—	—	6,900	(ii)	$310,328	—		—
	—	—		—	—	4,514	(iii)	$203,017	—		—
	—	—		—	—	7,116	(iv)	$320,042	—		—
	—	—		—	—	—		—	13,544	(vii)	$609,141

Anthony N. Thompson	15,148	—		13.27	4/30/2014	—		—	—		—
	21,002	—		13.63	4/28/2015	—		—	—		—
	18,488	9,240	(i)	14.49	2/24/2016	—		—	—		—
	8,828	17,654	(iii)	18.46	2/22/2022	—		—	—		—
	—	18,998	(iv)	26.01	2/28/2023	—		—	—		—
	—	21,924	(vii)	35.25	8/8/2023	—			—		—
	—	—		—	—	3,104	(i)	$139,602	—		—
	—	—		—	—	6,900	(ii)	$310,328	—		—
	—	—		—	—	6,680	(iii)	$300,433	—		—
	—	—		—	—	7,116	(iv)	$320,042	—		—
	—	—		—	—	5,958	(vi)	$267,961	—		—
	—	—		—	—	—		—	13,544	(vii)	$609,141

Stephen M. Ritchie	6,848	3,420	(i)	14.49	2/24/2016	—		—	—		—
	2,984	5,964	(iii)	18.46	2/22/2022	—		—	—		—
	—	12,836	(iv)	26.01	2/28/2013	—		—	—		—
	—	12,790	(vii)	35.25	8/8/2023	—		—	—		—
	—	—		—	—	1,150	(i)	$51,721	—		—
	—	—		—	—	5,170	(ii)	$232,521	—		—
	—	—		—	—	2,256	(iii)	$101,464	—		—
	—	—		—	—	4,808	(iv)	$216,240	—		—
	—	—		—	—	3,476	(vi)	$156,333	—		—
	—	—		—	—	—		—	5,418	(vii)	$243,675

Timothy C. O'Hern	3,078	—		13.63	4/28/2015	—		—	—		—
	—	5,818	(i)	14.49	2/24/2016	—		—	—		—
	—	8,112	(iii)	18.46	2/22/2022	—		—	—		—
	—	11,554	(iv)	26.01	2/28/2023	—		—	—		—
	—	—		—	—	1,954	(i)	$87,881	—		—
	—	—		—	—	5,170	(ii)	$232,521	—		—
	—	—		—	—	3,070	(iii)	$138,073	—		—
	—	—		—	—	4,328	(iv)	$194,652	—		—
	—	—		—	—	—		—	13,544	(vii)	$609,141

(1)
The vesting schedule is as follows:

(i)
all shares on February 24, 2014;
(ii)
all shares on February 23, 2014;
(iii)
one-half of the shares on each of February 23, 2014 and 2015;

  (iv)
  one-third of the shares on each of February 28, 2014, 2015, and 2016;
  (v)
  all shares on February 28, 2015;
  (vi)
  one-third of the shares on each of May 9, 2014, 2015, and 2016; and
  (vii)
  one-third of the shares on each of August 8, 2014, 2015, and 2016.

(2)
The vesting schedule is as follows:

(i)
all shares on February 24, 2014;
(ii)
all shares on February 24, 2014 if the shares acquired pursuant to a stock matching program on February 24, 2011 are held for the vesting period;
(iii)
one-half of the shares on each of February 23, 2014 and 2015;
(iv)
one-third of the shares on each of February 28, 2014, 2015, and 2016;
(v)
one-third of the shares on each of May 9, 2014, 2015, and 2016;
(vi)
one-third of the shares on each of August 8, 2014, 2015, and 2016; and
(vii)
all shares on February 23, 2015, subject to performance conditions (see Note 4).

(3)
Value determined by multiplying the number of shares or units by the closing price of our common stock at fiscal year end, $44.975.

(4)
In 2012, we granted performance-based restricted stock units to each of our named executive officers which vest subject to achievement of performance targets measured at the end of the three-year period ending at 2014 fiscal year-end. The value of the performance-based restricted stock units in the table above is based on the performance at 100% of target and the closing price of our common stock on December 29, 2013, or $609,141 for Mr. Schnatter, Mr. Tucker, Mr. Thompson and Mr. O'Hern and $243,675 for Mr. Ritchie. The performance-based restricted stock units have no maximum value. The value of the performance-based restricted stock units based on the estimated performance results at December 29, 2013 of 161% and the closing price of our common stock on December 29, 2013 is approximately $979,000 for Mr. Schnatter, Mr. Tucker, Mr. Thompson and Mr. O'Hern and $392,000 for Mr. Ritchie. Due to the contingent and uncertain nature of the ultimate performance of the Company over the three-year performance period ending at 2014 fiscal year-end, the ultimate value of performance-based restricted stock units at the end of the performance period is not determinable at this time and the amounts presented in this Proxy Statement are estimates based on the assumptions noted.

Option Exercises and Stock Vested

The following table sets forth information with respect to stock options exercised and restricted stock vesting by the NEOs during the 2013 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
John H. Schnatter	170,220	$3,363,547	17,804	$520,191
Lance F. Tucker	13,810	$254,725	12,098	$361,099
Anthony N. Thompson	29,204	$666,232	15,856	$474,030
Stephen M. Ritchie	8,738	$199,800	2,698	$78,965
Timothy C. O'Hern	22,770	$277,091	10,396	$312,795

(1)
Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2)
Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
John H. Schnatter	—	—	$35,262	$(17,304)	$178,965
Lance F. Tucker	$72,731	$3,825	$90,162	—	$359,324
Anthony N. Thompson	$55,799	$3,825	$105,712	—	$389,747
Stephen M. Ritchie	—	—	—	—	—
Timothy C. O'Hern	$22,448	$3,825	$25,179	—	$136,678

(1)
The amounts in the Executive Contributions in Last Fiscal Year column represent amounts disclosed in the Summary Compensation Table above, as follows: (i) for Mr. Tucker, $50,714 of salary and $22,017 of 2013 incentive compensation; (ii) for Mr. Thompson, $55,799 of salary; and (iii) Mr. O'Hern, $14,646 of salary and $7,802 of 2013 incentive compensation.

(2)
Amounts in this column represent the value of matching contributions credited to the nonqualified deferred compensation plan in 2014 as a result of 2013 deferral elections.

(3)
The amounts in the Aggregate Balance at Last Fiscal Year End column, other than earnings on deferred compensation, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the NEO was a named executive officer in prior proxy statements) or in Note (1) above.

Eligibility for participation in the nonqualified deferred compensation plan is limited to a select group of management or highly compensated employees (as defined under ERISA) who are specifically designated as eligible to participate by our Chief Executive Officer or another officer authorized to make those determinations, including our named executive officers.

Participants can defer up to 100% of their base salary and up to 100% of their short-term incentive award payments into the nonqualified deferred compensation plan each plan year. For benchmarking purposes, the plan provides that participant accounts are deemed to be invested in one or more publicly traded mutual funds or our common stock. Participants may direct the investment of their accounts among the options made available under the plan, and can change their investment options (except company stock) on any business day. Deferral elections may be changed once per calendar year, generally in December, and such changes are effective for compensation earned in the following year. We pay certain administrative costs of the plan. We match the amounts deferred by the same discretionary match percentage announced, and with the same limitations, for the 401(k) Plan for the plan year.

Change in Control and Termination Payments

Employment Agreements

In 2012, we entered into employment agreements with members of our executive leadership team, including Mr. Tucker, Mr. Thompson, Mr. Ritchie, and Mr. O'Hern (collectively, the "Employment Agreements"). The Employment Agreements have a three-year term and automatically renew for successive one-year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the current term. The Employment Agreements provide for a minimum annual base salary consistent with current salary levels, annual cash bonus and equity awards opportunities, and benefits as afforded to similarly situated employees. In the event the executive's employment is terminated by the Company prior to the end of the term of the Employment Agreement other than for "cause" (as defined in the Employment Agreement), the executive is entitled to receive nine months' base salary, pro rata cash bonus for the year of termination and a credit for an additional six months of service for purposes of vesting in outstanding stock options and time-based restricted stock. In the event of an executive's termination without cause following a change in control before the end of the term of the Employment Agreements, or by the executive for "good reason" following a change in control (as defined in the Employment Agreement), the executive is entitled to receive the lesser of the total of the executive's base salary and pro rata cash bonus through the remainder of the term or nine months' base salary. In the case of termination of employment due to death or disability, the Employment Agreements provide for payment of base salary through the date of termination and pro rata bonus. In addition to the Employment Agreements, our equity plans provide for certain benefits upon change in control, death and disability as described generally below.

Equity Plan Provisions

Under the terms of our 2008 Omnibus Incentive Plan ("2008 Plan") and our 2011 Plan, upon a change in control in a corporate transaction in which awards are not assumed: (i) all grantees of shares of restricted stock and options will be credited with an additional 12 months of service from the grant date for purposes of vesting; and (ii) notice will be given to grantees of vested options that such options will remain exercisable for a period of fifteen days and thereafter terminated, or the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay to the holder of vested options and/or restricted stock an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the price per share paid to holders of shares of stock and, in the case of options, equal to the product of the number of shares of stock subject to the option multiplied by the amount, if any, by which the price per share paid to holders of shares of stock pursuant to the transaction exceeds the option price. In the event of a transaction in which awards are assumed, options and restricted stock shall continue in the manner and under the terms provided in the event of any transaction to the extent that provision is made in writing in connection with the transaction for the assumption or continuation of the options and restricted stock granted, or for the substitution for options and restricted stock for new common stock options and restricted stock relating to the stock of a successor entity, with appropriate adjustments as to the number of shares and option exercise prices.

In addition, if an NEO is terminated for cause (as defined under our plans), then all outstanding options under our equity plans, whether or not exercisable, will terminate immediately. If the NEO is terminated for any reason other than for cause, death, disability or retirement, to the extent then outstanding options are exercisable and subject to the provisions of the relevant option agreement, the options may be exercised by the officer or his personal representative within 90 days after the date of termination. In the event of an NEO's death or disability while employed by the Company, all then outstanding options become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of disability. Under the plans, if an NEO's employment is terminated for any reason other than death or disability prior to the expiration of the restriction period applicable to shares of restricted stock, the shares will be immediately forfeited and returned to us. In the event of death or disability prior to the expiration of the restriction period, any restrictions or other conditions including vesting requirements, will immediately lapse.

The following table is intended to reflect projected potential payouts under the Employment Agreements and our equity plans, other than those available generally on a nondiscriminatory basis to all salaried employees. The table provides for a range of potential separation events for each of the NEOs, calculated as if the separation event occurred on December 29, 2013. The actual amounts to be paid can only be determined at the time of the actual event.

Name	Change in Control($)(1)	Involuntary (Not for Cause) Termination ($)(2)	Retirement ($)	Death/Disability ($)
John H. Schnatter
Salary	—	—	—	—
Bonus	—	—	—	—
Stock Options(4)	$3,705,440	—	—	$5,832,034
Restricted Stock(4)	$1,096,041	—	—	$1,831,922
Performance Stock Award(5)	$979,499	$273,444	—	$408,125

Totals:	$5,780,980	$273,444	—	$8,072,081

Lance F. Tucker
Salary	$326,250	$326,250	—	$—
Bonus(3)	—	$189,591	—	$189,591
Stock Options(4)	$539,166	$539,166	—	$937,459
Restricted Stock(4)	$647,820	$647,820	—	$962,645
Performance Stock Award(5)	$979,499	$273,444	—	$408,125

Totals:	$2,492,735	$1,976,271	—	$2,497,820

Anthony N. Thompson
Salary	$468,750	$468,750	—	$—
Bonus(3)	—	$314,274	—	$314,274
Stock Options(4)	$706,913	$635,842	—	$1,323,285
Restricted Stock(4)	$796,237	$706,917	—	$1,338,366
Performance Stock Award(5)	$979,499	$273,444		$408,125

Totals:	$2,951,399	$2,399,227	—	$3,384,050

Stephen M. Ritchie
Salary	$281,250	$281,250	—	$—
Bonus(3)	—	$120,067	—	$120,067
Stock Options(4)	$305,960	$264,512	—	$630,212
Restricted Stock(4)	$459,195	$407,114	—	$758,279
Performance Stock Award(5)	$391,829	$109,386	—	$163,262

Totals:	$1,438,234	$1,182,329	—	$1,671,820

Timothy C. O'Hern
Salary	$225,000	$225,000	—	$—
Bonus(3)	—	$105,056	—	$105,056
Stock Options(4)	$357,922	$357,922	—	$611,573
Restricted Stock(4)	$454,337	$454,337	—	$653,127
Performance Stock Award(5)	$979,499	$273,444	—	$408,125

Totals:	$2,016,758	$1,415,759	—	$1,777,881

(1)
Generally, pursuant to the plans and agreements, a change of control means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company. The amounts shown in this column as salary are estimates of the "double trigger" cash severance payments that would be payable to the executive under his Employment Agreement assuming that a termination of employment occurred (in which the executive would be entitled to such payments) following consummation of the change of control.

(2)
Termination for cause under the Employment Agreements is generally defined as gross negligence or willful misconduct in connection with the performance of duties, conviction of a criminal offense that is, or may be expected to be, harmful to the Company, material breach of employment or non-competition agreement, acts or omissions involving willful or intentional malfeasance or misconduct injurious to the Company or its reputation, or commission of any act of fraud or embezzlement against the Company.

(3)
The Employment Agreements provide for pro rata bonus upon involuntary (not for cause) termination and death (provided that any applicable performance measures are achieved). The amounts shown in the table assume target performance.

(4)
Assumed stock option value calculated for in-the-money stock options based on $44.975 per share, the closing price of our common stock at fiscal year end, less the exercise price per share. Assumed all outstanding stock option and time-based restricted stock grants receive twelve months additional vesting credit in case of change-in-control, six months additional vesting in case of involuntary (not for cause) termination, and fully vested in case of death/disability. Assumed restricted stock values were calculated at $44.975 per share, the closing price of our common stock at fiscal year-end.

(5)
The value of the performance-based restricted stock units upon a change in control based on the estimated performance results at December 29, 2013 of 161% and the closing price of our common stock on December 29, 2013; value upon involuntary termination and death/disability subject to pro-ration based upon target performance. Due to the contingent and uncertain nature of the ultimate performance of the Company over the three-year performance period ending at 2014 fiscal year-end, the ultimate value of performance-based restricted stock units at the end of the performance period is not determinable at this time and the amounts presented in this Proxy Statement are estimates based on the assumptions noted.

Director Compensation

We pay four primary components of compensation to our non-management directors: an annual cash retainer, meeting fees, committee chairman fees, and equity awards. Our equity awards consist of a combination of stock options and restricted stock. Within five years of their election to the Board of Directors, all non-management directors are required to hold five times the standard annual cash retainer of $35,000, or $175,000, in our common stock, and all have attained the required ownership level or are in compliance with the phased-in ownership requirement of the policy.

In late 2013, the Compensation Committee requested that F. W. Cook review market competitiveness for all of the components of our director compensation program. No changes were made to the director compensation program for 2013.

Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their service in their capacity as director, other than the compensation paid to Mr. Schnatter under the Chairman and Founder Agreements as described in the Compensation Discussion and Analysis. The following table sets forth the types and amounts of compensation paid to our non-management directors:

Annual Retainer:	Standard	$35,000
	Audit Committee Chairman—additional	$15,000
	Other Committee Chairman—additional	$10,000
	Lead Director—additional	$20,000
Meeting Fees:	Board meeting	$2,000
	Telephonic attendance at in-person Board meeting	$1,000
	Committee meeting	$1,500
	Telephonic attendance at in-person Committee meeting	$750

Annual Equity Grant(1)

	Restricted Stock	Stock Option Shares
Standard(2)	2,212 shares	5,906 shares
Lead Director	3,270 shares	8,730 shares

(1)
The 2013 annual equity grants, awarded in equal values of restricted stock and stock option shares, have three-year graded vesting and the options have a ten-year term. The annual equity grant award level is determined annually by the Board of Directors.

(2)
William M. Street received a prorated grant due to his April 30, 2013 retirement from the Board consisting of 732 shares of restricted stock and an option to purchase 2,100 shares of common stock.

Non-management directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board or committee service.

The following table sets forth the compensation paid to directors during 2013:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Norborne P. Cole Jr.	104,000	85,053	85,016	—	274,069
Christopher L. Coleman	65,000	57,534	57,515	—	180,049
Philip Guarascio	54,500	57,534	57,515	—	169,549
Olivia F. Kirtley	81,500	57,534	57,515	—	196,549
Mark S. Shapiro	72,500	57,534	57,515	—	187,549
W. Kent Taylor	51,750	57,534	57,515	—	166,799
William M. Street(3)	29,167	19,039	19,014	—	67,220

(1)
The full grant date fair value of the 2013 restricted stock awards to non-employee directors was $26.01 per share. All fair values were computed in accordance with the applicable ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company's audited financial statements for the fiscal year ended December 29, 2013 included in the Company's Annual Report on Form 10-K. The following chart sets forth unvested restricted awards granted under the 2008 Plan or the 2011 Plan, held by each director in the table above as of December 29, 2013.

Name	Number of Unvested Restricted Shares
Norborne P. Cole, Jr.	8,294
Christopher L. Coleman	2,516
Philip Guarascio	5,608
Olivia F. Kirtley	5,608
Mark S. Shapiro	5,608
W. Kent Taylor	5,158
William M. Street	0
(2)
The full grant date fair value of the 2013 option awards to non-employee directors utilized a $9.7384 per share Black-Scholes value, except for Mr. Street whose award vested upon his retirement from the Board on April 30, 2013, which utilized a $9.0545 Black-Scholes value. All fair values were computed in accordance with the applicable ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 18 to the Company's audited financial statements for the fiscal year ended December 29, 2013 included in the Company's Annual Report on Form 10-K. The following chart sets forth vested and unvested option awards granted under the 2011 Plan and 2008 Plan held by each director in the table above as of December 29, 2013.

Name	Number of Vested Options	Number of Unvested Options
Norborne P. Cole, Jr.	48,546	22,660
Christopher L. Coleman	408	6,722
Philip Guarascio	21,226	15,328
Olivia F. Kirtley	32,590	15,328
Mark S. Shapiro	10,620	15,328
W. Kent Taylor	8,048	14,046
William M. Street	0	0
(3)
Mr. Street retired from the Board on April 30, 2013.

In addition, a nonqualified deferred compensation plan is available to all of our directors. Directors can elect to defer their annual retainer and meeting fees (up to 100%) into a deferred compensation plan that offers deemed investments in certain publicly-available mutual funds or our common stock, as is the case for our executives and other eligible employees. We do not contribute to director accounts in the deferred compensation plan, but we do pay certain administrative costs of the plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company's policies involving the compensation of its executive officers. No current or former employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Approval of Related Person Transactions

Generally

Under our written Related Party Transaction Policies and Procedures, the Corporate Governance and Nominating Committee will review the material facts of all transactions with related persons that require the committee's approval and either approve or disapprove of entering into the transaction. Approval by the committee is generally required in advance for such transactions; however, if such advance approval is not feasible, then the transaction will be considered and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at its next regularly scheduled meeting or, if not ratified, appropriate action taken as determined by the committee.

In determining whether to approve or ratify such a transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. The policy sets forth certain categories of transactions that have standing approval, which include transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. In addition, the Board of Directors has delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify (as applicable) a transaction with a related party in which the aggregate amount involved is expected to be less than $500,000 computed in accordance with Item 404 of Regulation S-K.

Many transactions that constitute related person transactions are ongoing and some arrangements predate any relationship between the director or officer and the Company. When a transaction is ongoing, any amendments or changes are reviewed for reasonableness and fairness to the Company.

Procedures for Identifying Possible Related Person Transactions

On an annual basis, each director, nominee for director and executive officer completes a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Company then compiles a list of all such persons and entities, including all subsidiaries of the entities identified. Once the list of persons and entities has been compiled, it is distributed within the Company to identify any potential transactions.

All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. Any related person transaction identified through this process is presented to the Corporate Governance and Nominating Committee in order to obtain approval or ratification of the transactions and for review in connection with its recommendations to the Board on the independence determinations of a director or director nominee.

Special Procedures for Franchisee Relationships

The Corporate Governance and Nominating Committee and the Board have adopted special policies and procedures for consideration of restaurant development, acquisition and disposition transactions involving franchisees in which directors or executive officers of the Company, or their immediate families, may have significant ownership (generally defined as ten percent or more). Under the policy, the Corporate Governance and Nominating Committee ultimately must consider and determine whether to approve or disapprove any subject transaction involving a related party. Proposed acquisitions and dispositions of restaurants involving the Company and related parties must be evaluated in light of an appraisal by a reputable, disinterested third party. With respect to proposed new development by a related party, if the Company declines to exercise its right of first refusal, the policy requires that the opportunity be made available to qualified franchisees without related-party ownership.

Similarly, with respect to the proposed acquisition of a restaurant by a related party from another franchisee, if the Company declines to exercise its right of first refusal, the Company must consider making recommendations concerning possible alternative, nonrelated-party franchisee parties. Finally, the policy requires that any proposed disposition of a restaurant by a related party to another franchisee must be disclosed to the Corporate Governance and Nominating Committee and must be approved by the Committee if the proposed transaction includes any consideration by or from the Company outside the ordinary course of business with other franchisees.

Transactions with Related Persons

This section describes certain transactions that involve directors and executive officers of the Company and their affiliates.

Franchise and Development Arrangements

Executive officers and a director of the Company hold interests in entities that are franchisees of the Company, as described in the table below. Some of those individuals acquired their interests before the Company's 1993 initial public offering, and some of the entities in which they hold interests acquired development rights at reduced development fees and paid reduced franchise fees when restaurants opened. We have since entered into additional franchise and development agreements with executive officers of the Company and entities in which they have equity interests, and we may continue to do so in the future. Under the Company's policy governing transactions with related-person franchisees, which is described above, any such franchise arrangements we enter into in the future will be on terms no more favorable to directors and officers than with independent third parties.

The following table describes franchise and development arrangements during 2013 between the Company and entities in which the Company's executive officers or directors, as well as their immediate family members, had an interest as of the end of the fiscal year and the amount of royalties paid to the Company from those entities during 2013. It also sets forth the amount of incentives paid to the entities based on their participation in incentive programs made available to franchisees generally. The Company provided no non-standard incentives or special consideration to these entities. These franchisees also purchase various food and other products from the Company's commissary system and may purchase from or through the Company certain goods and services, including insurance, needed to operate a Papa John's restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity—Amounts Earned
Annette Schnatter (100%)	Joe K Corporation—Operates one restaurant in Louisville, Kentucky. In 2013, royalties earned by the Company from this franchisee were $69,500. Annette Schnatter is John Schnatter's wife.
Timothy C. O'Hern (55.56%) Steve M. Ritchie (41.11%)

Northern Bay Pizza, LLC—Operates nine restaurants in Wisconsin. In 2013, royalties earned by the Company from this franchisee were $281,949 ($43,111 in royalties waived under a standard new store opening incentive). Mr. O'Hern and Mr. Ritchie are executive officers of the Company. Charles W. Schnatter, John Schnatter's brother, owned 25% of Northern Bay Pizza, LLC until February 25, 2013 when his interest was sold to Mr. O'Hern and Mr. Ritchie.

Other Transactions

During 2013, the Company paid $305,205 to Hampton Airways, Inc. ("Hampton") for charter aircraft services for business travel on Hampton and reimbursed John Schnatter $786,848 for business travel on Hampton. Hampton's sole shareholder is Mr. Schnatter. On November 12, 2013, the Company repurchased 500,000 shares (prior to our December 27, 2013 two-for-one stock split) of common stock from Mr. Schnatter at the closing price of the Company's common stock on the date of purchase. The transaction was effected as part of the Company's share repurchase program with prior approval of both the Corporate Governance and Nominating Committee and the full Board of Directors. In December 2009, the Company entered into a Sublease Agreement with Evergreen Real Estate, LLC, an entity that is wholly owned by Mr. Schnatter. The sublease provides for the nonexclusive use of certain office space in the Company's headquarters by Evergreen Real Estate and its employees. The sublease provides for a 10 year term and annual lease payments of $12,000. For a discussion of certain additional arrangements between the Company and Mr. Schnatter, please see "Compensation of our Founder, Chairman and Chief Executive Officer" under "Compensation Discussion and Analysis."

Michele O'Hern, the wife of our Senior Vice President and Chief Development Officer, Timothy C. O'Hern, works for us in our marketing department. She has been employed by us for thirteen years. Her compensation in fiscal 2013, including the value of equity compensation, totaled approximately $142,000.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its consolidated subsidiaries. The Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company's independent registered accounting firm. The Audit Committee also oversees the performance of the internal audit function and the Company's compliance program with respect to legal and regulatory requirements and risk management. Each member of the Committee is independent as determined by the Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards.

In fulfilling its oversight responsibilities with respect to the Company's financial statements, the Audit Committee reviews and discusses with both management and the Company's independent registered accounting firm all annual and quarterly financial statements (including any required management certifications), and the Company's quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the financial statements and complying with the reporting process, including the systems of internal controls. The independent registered accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with United States generally accepted accounting principles and for providing their judgments as to the quality, not just the acceptability, of the Company's accounting principles.

During 2013, among other matters, the Audit Committee:

  •
  reviewed the quality and integrity of the Company's financial statements;

  •
  discussed with management and the independent registered accounting firm the effectiveness of the Company's internal control over financial reporting;

  •
  reviewed the qualifications, independence, and performance of the independent registered accounting firm, including recent and historical performance on the Company's audit, and selected the Company's lead audit partner;

  •
  reviewed the performance of the Company's internal audit function including the scope and overall plans for internal audit;

  •
  oversaw the compliance program with respect to legal and regulatory requirements and risk management;

  •
  oversaw the Company's Enterprise Risk Management program, reporting on such matters to the full Board of Directors, discussing individual risk areas with management and monitoring management's responsibility to identify, assess, manage, and mitigate risks; and

  •
  reviewed with management the scope and effectiveness of the Company's disclosure controls and procedures.

During 2013, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee discussed with Ernst & Young LLP, the Company's independent registered accounting firm ("Ernst & Young"), the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees" issued by the Public Company Accounting Standards Board. The Audit Committee also discussed with Ernst & Young matters relating to their independence from management and the Company, including the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Committee concerning independence. The Audit Committee is responsible for approving the services provided by the independent auditor and the associated fees. The Audit Committee concluded that Ernst & Young is independent from management and the Company.

The Audit Committee discussed with Ernst & Young and the Company's internal audit management the overall scope and plans for their audits. The Audit Committee meets with both Ernst & Young and the Company's internal audit management to discuss the results of their examinations and their evaluations of the Company's internal controls. The Audit Committee also meets in separate executive sessions periodically with Ernst & Young, Director of Internal Audit, Chief Financial Officer and other members of management as needed, as well as in private sessions.

In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company's audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 29, 2013.

The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young as the Company's independent auditors for the fiscal year ending December 28, 2014.

AUDIT COMMITTEE
Olivia F. Kirtley, Chairman Christopher L. Coleman Mark S. Shapiro

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

 ITEM 2, RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has reappointed Ernst & Young, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 28, 2014. Ernst & Young has audited the Company's financial statements since 1991. Fees paid to Ernst & Young by the Company for each of the last two fiscal years, in each of the following categories, were as follows:

	Fiscal Year Ended December 29, 2013	Fiscal Year Ended December 30, 2012
Audit Fees	1,036,125	$856,825
Audit-Related Fees	22,115	11,257
Tax Fees	163,310	181,750
All Other Fees	—	—

Total	1,221,550	$1,049,832

Fees for audit services included fees associated with the annual audit of the Company and certain subsidiaries and the reviews of the Company's quarterly reports on Form 10-Q. Audit-related services included the audit of a pension fund. Tax fees included tax compliance and consultation services.

All audit-related and tax services for 2013 and 2012 were pre-approved by the Audit Committee, which concluded that the provision of those services by Ernst & Young was compatible with the maintenance of the auditors' independence in the conduct of the auditing functions. The Audit Committee has adopted a policy that requires pre-approval of all services by the independent auditors. The Audit Committee reviews and pre-approves all audit and permissible non-audit services and reviews the annual audit plan and financial plan for audit fees. The Audit Committee annually pre-approves estimated fees for audit services. The policy also authorizes the Chairman of the Audit Committee to pre-approve non-audit services at or below a certain dollar threshold, provided that the Chairman promptly notifies the other members of the Audit Committee of the approved engagement. Individual engagements anticipated to exceed the dollar threshold must be separately approved.

Representatives of Ernst & Young will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by stockholders.

Although stockholder ratification is not required, the appointment of Ernst & Young is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders' opinions that the Audit Committee will take into consideration in future deliberations. If Ernst & Young's selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of Papa John's and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

ITEM 3, ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they support our named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly referred to as "say on pay," is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:

  •
  The Company utilizes a compensation structure that ties pay for performance and aligns the interest of our executives with those of our stockholders.

  •
  The Company's compensation program reflects an appropriate pay mix that rewards achievement of both short-term and long-term operational and financial goals, while designed to mitigate risks.

  •
  A significant portion of the compensation of our named executive officers is variable or "at risk."

  •
  Our executive officers must achieve and maintain a designated level of ownership in the Company's stock.

We believe that our 2013 executive compensation programs contributed to our strong 2013 results and increased stockholder value. See "Company Performance for 2013," "Tying Pay to 2013 Performance" and "Governance Aspects of our Executive Compensation Program" for more information on our "pay for performance" philosophy and our sound compensation governance practices.

At the 2013 Annual Meeting, pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended, we submitted a proposal to stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in the Proxy Statement for the 2013 Annual Meeting. Our stockholders approved this proposal with approximately 97% of the total votes cast voting in favor. At the 2011 Annual Meeting, we also asked our stockholders to indicate if we should hold an advisory vote on the compensation of our NEOs every one, two or three years, with our Board of Directors recommending an annual advisory vote. Because our Board of Directors views the advisory vote as a good corporate governance practice, and because at our 2011 Annual Meeting more than 92% of the total votes cast were in favor of an annual advisory vote, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement for the 2014 Annual Meeting.

Accordingly, the Board unanimously recommends that stockholders vote in favor of the following resolution:

"Resolved, that the stockholders approve the compensation of the Company's named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures."

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board values the views of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THIS PROPOSAL.

ITEM 4, APPROVAL OF AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

As part of the Corporate Governance and Nominating Committee's review of the Company's corporate governance guidelines and periodic review of the size, structure, composition and functioning of the Board, the Committee recommended that the Board approve an amendment to our Certificate of Incorporation to eliminate the classification of the Board of Directors over a three-year period and provide for an annual election of all directors beginning at the 2017 Annual Meeting of Stockholders.

On February 20, 2014, the Board of Directors adopted an amendment to our Certificate of Incorporation (the "Declassification Amendment") which would phase out the classification of the Board. The Board further directed that the proposed Declassification Amendment be submitted for consideration by our stockholders at the Annual Meeting. We are asking stockholders to approve the Declassification Amendment.

Article Fifth, Section B of our Certificate of Incorporation currently provides that the Company's directors are divided into three classes, with the term of one class expiring each year and the directors in each class serving three-year terms. If the Declassification Amendment is approved and becomes effective, directors elected at or before the 2014 Annual Meeting of Stockholders will continue to serve out their three-year terms, but directors elected after the 2014 Annual Meeting of Stockholders will be elected to one-year terms. Therefore, beginning with the 2017 Annual Meeting of Stockholders, the Board of Directors will be declassified and the entire Board will be elected on an annual basis.

The Declassification Amendment would not affect the term of the class of directors elected at this 2014 Annual Meeting of Stockholders, or the terms of classes elected in 2013 and 2012. As a result, beginning with the 2017 Annual Meeting of Stockholders, all directors will stand for election at each annual meeting for one-year terms. The Declassification Amendment would not change the present number of directors or the Board's authority to change that number and to fill any vacancies or newly created directorships. The Declassification Amendment would also provide that, upon the annual election of the entire Board at the 2017 Annual Meeting of Stockholders, a director appointed to a vacancy or new directorship would serve for a term expiring at the next Annual Meeting of Stockholders following his or her appointment. A full text of the Declassification Amendment is attached to this Proxy Statement as Appendix A.

If the Declassification Amendment is approved, the Board intends to cause the Declassification Amendment to be filed with the Secretary of State of the State of Delaware following the annual meeting and adopt conforming amendments, if necessary, to the Company's Corporate Governance Guidelines. Even if the Declassification Amendment is approved, the Board reserves the right not to effect the filing of the Declassification Amendment with the Secretary of State of the State of Delaware if the Board determines it not to be in the best interests of the Company and its stockholders to effect the declassification of the Board. If the Declassification Amendment is not approved, our Board will remain classified.

The approval of this proposal will require the affirmative vote of the holders of not less than 75% of all outstanding shares of common stock of the Company entitled to vote generally in the election of directors. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

ITEM 5, APPROVAL OF AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK

Our Certificate of Incorporation currently allows us to issue up to a combined total of 55,000,000 shares of capital stock, divided into two classes, of which 5,000,000 shares, par value $0.01 per share, are designated preferred stock and 50,000,000 shares, par value $0.01 per share, are designated common stock.

In October 2013, the Board of Directors declared a two-for-one split of the Company's outstanding shares of common stock, in the form of a stock dividend that reduced the number of the Company's authorized but unissued shares by one-half. The Company issued approximately 21 million shares of common stock in connection with this stock split in December 2013. As of Record Date, the Company had approximately [42] million shares of common stock and no shares of preferred stock issued and outstanding. As a result, only approximately [8] million shares of common stock are available for issuance for future purposes under our Certificate of Incorporation.

In accordance with the various equity compensation plans of the Company, we made appropriate adjustments in the number of shares of common stock that remain available for issuance pursuant to such plans, as a result of the two-for-one stock split, as well as in the number of shares and price of common stock subject to outstanding awards under such plans. From the effective date of the stock split, the number of shares that remain available for issuance pursuant to such plans was doubled, the number of shares subject to outstanding awards under such plans was doubled, and the exercise price per share of stock options granted under such plans was divided by two. In addition, appropriate adjustments were made under the Company's Deferred Compensation Plan. As of Record Date, the Company's equity incentive compensation plans had approximately [8.4] million shares of common stock available and reserved for future issuance.

On February 20, 2014, the Board adopted an amendment to our Certificate of Incorporation (the "Share Increase Amendment") which would increase the total number of authorized shares of capital stock from 55,000,000 to 105,000,000, of which 100,000,000 will be designated common stock and 5,000,000 will be designated preferred stock. The Board further directed that the proposed Share Increase Amendment be submitted for consideration by our stockholders at the Annual Meeting. We are asking stockholders to approve the Share Increase Amendment.

The Board of Directors deems the proposed increase in the Company's authorized common stock to be in the best interests of the Company and its stockholders as the availability of additional authorized common stock will provide the Company with the flexibility to meet business and financing needs as they arise. The additional common stock to be authorized would be available for future stock dividends or splits, raising capital, establishing strategic relationships, acquisitions of other companies, businesses or products, equity incentives and compensation for employees and directors, and other transactions that the Board deems are in the Company's best interest. Having such shares available for issuance in the future would give the Company greater flexibility and allow shares of common stock to be issued without the expense and delay of a stockholders' meeting. The additional shares of common stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or the rules of any other stock exchange on which the common stock may be listed, including the NASDAQ Global Select Market, on which the Company's common stock is currently listed. The Company has no present arrangements, commitments, understandings or pending negotiations for the issuance of additional shares of newly authorized common stock, except pursuant to our existing equity incentive compensation plans.

The additional shares of common stock authorized by the proposed Share Increase Amendment, if and when issued, would have the same rights and privileges as the shares of common stock currently authorized. The common stock has no preemptive rights to purchase common stock or other securities. Incidental effects of the increase in the outstanding number of shares of common stock may include dilution of the earnings per share and voting rights of current holders of common stock.

Although the Board of Directors is not aware of any proposed attempt to acquire control of the Company, the proposed Share Increase Amendment would create additional shares of common stock that could be utilized in an effort to discourage any such attempt not approved by the Board of Directors. The issuance of such shares could have the effect of making the Company less attractive or making the acquisition of control of the Company more expensive or impractical. The Board of Directors does not know of any person interested in acquiring control of the Company and does not have any plans to use the additional shares of common stock as a takeover defensive measure. A full text of the Share Increase Amendment is attached to this proxy statement as Appendix B.

If the Share Increase Amendment is approved, the Board intends to cause the Share Increase Amendment to be filed with the Secretary of State of the State of Delaware following the Annual Meeting. Even if the Share Increase Amendment is approved, the Board reserves the right not to effect the filing of the Share Increase Amendment with the Secretary of State of the State of Delaware if the Board determines it not to be in the best interests of the Company and its stockholders to increase the number of authorized shares.

The approval of this item will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the matter. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

OTHER BUSINESS

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock, to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with in 2013.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting, the written proposal must be received by the Company no later than November 25, 2014. Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year's Annual Meeting, written notice must be received by the Company not less than 60 nor more than 90 days prior to the scheduled date of the meeting. All stockholder proposals must comply with certain requirements set forth in the Company's Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company's principal offices at P.O. Box 99900, Louisville, Kentucky 40269-0900.

ANNUAL REPORT

The Company's Annual Report to Stockholders for the fiscal year ended December 29, 2013 accompanies this Proxy Statement.

By Order of the Board of Directors
Louisville, Kentucky March , 2014	CLARA M. PASSAFIUME Corporate Counsel and Secretary

APPENDIX A

The Amended and Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting in its entirety Article FIFTH of the Amended and Restated Certificate of Incorporation and inserting the following in lieu thereof:

"FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

A.    Number of Directors.    The number of directors of the Corporation (exclusive of directors to be elected by the holders of any series of the Preferred Stock then outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, though less than a quorum, but in no event shall be less than three nor more than fifteen.

B.    Classes.    The directors shall be and are divided into three classes, with the terms of the classes elected at the annual meetings of stockholders held in 2012, 2013 and 2014, respectively, expiring at the third annual meeting of stockholders held after the election of such class of directors; provided that such division shall terminate at the third annual meeting of stockholders held after the 2014 annual meeting of stockholders and the Board of Directors will cease to be classified at such time. Notwithstanding the preceding sentence, but subject to the rights, if any, of the holders of any series of the Preferred Stock then outstanding, each director elected by the stockholders after the 2014 annual meeting of stockholders shall serve for a term expiring at the first annual meeting of stockholders held after such director's election. All directors shall hold office until the expiration of the term for which elected and until their successors are elected, except in the case of the death, resignation, disqualification or removal of any director.

C.    Vacancies.    Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and each director so chosen shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successors are elected, except in the case of the death, resignation, disqualification or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D.    Removal.    Subject to the rights, if any, of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, in the event less than the entire Board of Directors is removed or (ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a majority of the shares entitled to vote at such special meeting, in the event the entire Board is removed. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders held after their election as directors."

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APPENDIX B

The Amended and Restated Certificate of Incorporation of Papa John's International, Inc. (the "Corporation") is hereby amended by deleting the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation and inserting the following in lieu thereof:

"FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred Five Million (105,000,000) shares divided into two classes, of which Five Million (5,000,000) shares, par value $.01 per share, shall be designated Preferred Stock and One Hundred Million (100,000,000) shares, par value $.01 per share, shall be designated Common Stock."

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M67180-P45966 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! PAPA JOHN'S INTERNATIONAL, INC. 2002 PAPA JOHN'S BLVD LOUISVILLE, KY 40299 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by PAPA JOHN’S INTERNATIONAL, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PAPA JOHN’S INTERNATIONAL, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PAPA JOHN'S INTERNATIONAL, INC. 1a. John H. Schnatter 1b. Mark S. Shapiro 1. Election of the following director nominees for three-year terms expiring in 2017: Nominees: 2. Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2014 fiscal year. 3. Advisory approval of the Company's executive compensation. 5. Approval of Amendment to our Certificate of Incorporation to increase the total number of authorized shares of common stock. For address changes and/or comments, please check this box and write them on the back where indicated. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN ITEM 1 AND “FOR” THE PROPOSALS SET FORTH IN ITEMS 2, 3, 4 AND 5. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES IN ITEM 1 AND “FOR” THE PROPOSALS IN ITEMS 2, 3, 4 AND 5. Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. HOUSEHOLDING ElECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Yes No Proxy card must be signed and dated below. For Against Abstain 4. Approval of Amendment to our Certificate of Incorporation to declassify the Board of Directors. ! ! !

M67181-P45966 Important Notice Regarding the Availability of Proxy materials for the Annual meeting: The Notice and Proxy Statement and Annual Report are available at www.papajohns.com/investor. YOUR VOTE IS IMPORTANT If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Papa John's International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so the shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card. . Please fold and detach card at perforation before mailing. . Proxy card must be signed and dated on the reverse side. Address changes/comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PAPA JOHN’S INTERNATIONAL, INC. P.O. Box 99000, louisville, Kentucky 40269-0900 This Proxy is Solicited on Behalf of the Board of Directors for the Annual meeting of Stockholders The undersigned, a stockholder of PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby constitutes and appoints S. CAROLINE OYLER and CLARA M. PASSAFIUME, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the common stock of the Company as instructed herein that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s corporate offices at 2002 Papa John’s Boulevard, Louisville, Kentucky, on Tuesday, April 29, 2014, at 11:00 A.M. (E.D.T.) and at any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned hereby revokes all proxies heretofore given. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March [25], 2014, and a copy of the Company’s Annual Report for the fiscal year ended December 29, 2013. Attention participants in 401(k) plan: If shares of Papa John's International, Inc. common stock are held through the Papa John’s International, Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Principal Trust Company, the plan trustee, how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Time, on April 24, 2014 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. VOTING INSTRUCTIONS ON REVERSE SIDE. (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)